                                                Filed Pursuant to Rule 424(b)(2)
                                                Registration No. 333-61522

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 6, 2002)
--------------------------------------------------------------------------------

[UBS AG LOGO]
                                     CABCO
                   SERIES 2002-1 TRUST (AOL TIME WARNER INC.)
                   $50,000,000 CERTIFICATE PRINCIPAL BALANCE,
                        CLASS A-1 CALLABLE CERTIFICATES
                            7.625% PASS-THROUGH RATE

                       CORPORATE ASSET BACKED CORPORATION
                                   DEPOSITOR
--------------------------------------------------------------------------------

                                                NUMBER OF       PASS-THROUGH      PRICE TO   UNDERWRITING
                                               CERTIFICATES         RATE           PUBLIC      DISCOUNT
---------------------------------------------------------------------------------------------------------
Class A-1 callable certificates..............   2,000,000          7.625%          $25.00       $.7875
---------------------------------------------------------------------------------------------------------

YOU SHOULD FULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE S-15 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 2 OF THE ATTACHED PROSPECTUS BEFORE INVESTING IN THE CLASS A-1 CERTIFICATES.

No governmental agency or instrumentality has insured or guaranteed the class A-1 certificates or the AOL Time Warner debentures.

The class A-1 certificates will represent interests in the trust only and will not represent interests in or obligations of any other party.

The class A-1 certificates currently have no trading market.

THE TRUST

- will issue two classes of callable certificates, the class A-1 callable certificates and the class B-1 callable certificates. Only the class A-1 callable certificates are offered by this prospectus supplement.
- will own $50,000,000 principal amount of 7.700% Debentures due 2032 issued by AOL Time Warner Inc. and unconditionally guaranteed by America Online, Inc., Time Warner Inc. and two other affiliates.

EACH CLASS A-1 CERTIFICATE

- will evidence the right to receive semi-annual interest payments on its certificate principal balance at a pass-through rate of 7.625% per annum, and the right to receive a payment of principal and premium, if any, on the final distribution date, to the extent such amounts are received by the trust on the AOL Time Warner debentures.

- will be subject to a call option that upon exercise requires the holder of the certificate to sell the certificate to the option holder at a price at least equal to the outstanding certificate principal balance of the certificate plus any accrued but unpaid interest (a) at any time on or after June 21, 2007, or (b) at any time, whether before or after June 21, 2007, after the occurrence of certain events specified in this prospectus supplement.

For information about the class A-1 certificates, you should read both this prospectus supplement and the attached prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the certificates.

The depositor has applied to list the class A-1 certificates on the New York Stock Exchange. If the application is approved, trading of the class A-1 certificates on the New York Stock Exchange is expected to begin within 30 days after the initial delivery of the class A-1 certificates. See "Supplemental Plan of Distribution" in this prospectus supplement and "Plan of Distribution" in the attached prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to the satisfaction of specified conditions, UBS Warburg LLC and RBC Dain Rauscher Inc. will purchase all the offered class A-1 certificates from the depositor. See "Supplemental Plan of Distribution" in this prospectus supplement and "Plan of Distribution" in the attached prospectus. The class A-1 certificates will be issued only in book-entry form on or about June 21, 2002.
UBS WARBURG                                                    RBC DAIN RAUSCHER
            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE 14, 2002.

--------------------------------------------------------------------------------

Table of Contents

PROSPECTUS SUPPLEMENT

Important Notice about Information
  Presented in this Prospectus
  Supplement and the Attached
  Prospectus............................   S-1
Summary of Principal Economic Terms.....   S-2
Summary of Prospectus Supplement........   S-7
Risk Factors............................  S-15
Formation of the Trust..................  S-19
Description of the AOL Time Warner
  Debentures............................  S-20
  General Description of the AOL Time
    Warner Debentures...................  S-20
  Interest Payments.....................  S-21
  Principal Payments....................  S-22
  Optional Redemption...................  S-22
  Defeasance............................  S-22
  Guarantees............................  S-23
  Senior Unsecured Obligations..........  S-23
  AOL Time Warner Debentures Defaults...  S-23
  Available Information.................  S-24
Yield on the Certificates...............  S-25
Description of the Certificates.........  S-26
  The Class A-1 Certificates............  S-26
  The Class B-1 Certificates............  S-32
  Voting Rights.........................  S-33
  Additional AOL Time Warner
    Debentures..........................  S-33
Description of the Trust Agreement......  S-34
  General...............................  S-34
  Certain Payments to the Depositor.....  S-34
  The Trustee...........................  S-34
  AOL Time Warner Debentures Defaults...  S-35
  Limitation on Rights of Action........  S-36
  Voting of AOL Time Warner Debentures;
    Modification of AOL Time Warner
    Indenture...........................  S-36
United States Federal Income Tax
  Consequences..........................  S-38
  Tax Classification of the Trust.......  S-38
ERISA Considerations....................  S-42
  Plan Asset Regulations................  S-42
  Prohibited Transaction Exemptions.....  S-43
  Insurance Company General Accounts....  S-44
  Consultation with Counsel.............  S-44
Supplemental Plan of Distribution.......  S-45
Ratings.................................  S-45
Legal Opinions..........................  S-46
Index of Defined Terms..................  S-47

PROSPECTUS

Important Notice about Information
  Presented in this Prospectus and the
  Applicable Prospectus Supplement.....      1
Risk Factors...........................      2
Where You Can Find More Information....      4
Incorporation of Documents By
  Reference............................      4
Reports to Holders of Certificates.....      4
The Depositor..........................      4
Use of Proceeds........................      5
Formation of the Trusts................      5
Description of the Certificates........      6
  Nature of the Certificates...........      7
  Terms Specified in the Prospectus
    Supplement.........................      7
  Distributions........................      8
  Interest on the Certificates.........      9
  Stripped Certificates................     11
  Principal of the Certificates........     12
  Foreign Currency Certificates........     12
  Inability to Pay in Specified
    Currency...........................     12
  Indexed Certificates.................     13
  Multi-Currency Certificates..........     13
  Put Option...........................     13
  Transfers and Exchanges..............     13
  Global Securities; Holdings in Street
    Name...............................     14
Trust Liquidation Events...............     17
Maturity and Yield Considerations......     17
Description of the Trust Assets,
  including Credit Support.............     18
  Underlying Securities................     18
  Principal Economic Terms of
    Underlying Securities..............     21
  Publicly Available Information.......     21
  Other Trust Assets...................     22
  Collections..........................     25
Description of the Trust Agreement.....     27
  Assignment of Trust Assets...........     27
  Collection and Other Administrative
    Procedures.........................     27
  Realization upon Defaulted Trust
    Assets.............................     27

TABLE OF CONTENTS
--------------------------------------------------------------------------------

  Trustee's Compensation; Payment of
    Expenses...........................     28
  Matters Regarding the Trustee........     28
  Remedies of Certificate Holders......     28
  Modification and Waiver..............     29
  Reports to Certificate Holders;
    Notices............................     30
  Annual Compliance Statement..........     31
  Replacement Certificates.............     31
  Retained Interest....................     32
  Retained Call Options and Retained
    Call Rights........................     32
  Termination..........................     32
  Duties of the Trustee................     33
  The Trustee..........................     33
Currency Risks.........................     34
  Exchange Rates and Exchange
    Controls...........................     34
  Foreign Currency Judgments...........     34
United States Federal Income Tax
  Consequences.........................     35
Certain ERISA Considerations...........     35
Plan of Distribution...................     37
Legal Opinions.........................     38
Index of Defined Terms.................     39

--------------------------------------------------------------------------------

Important Notice about Information Presented in this Prospectus Supplement and the Attached Prospectus

We provide information to you about the class A-1 certificates in two separate documents that provide progressively more detail: (a) the attached prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your class A-1 certificates in this prospectus supplement is different from the description in the attached prospectus, you should rely on the description in this prospectus supplement.

We include cross-references in this prospectus supplement and the attached prospectus to captions in these materials where you can find further related discussions. The table of contents in each document provides the pages on which these captions are located.

You can find a listing of the pages where terms are defined under the caption "Index of Defined Terms" beginning on page S-47 in this prospectus supplement and beginning on page 39 in the attached prospectus.

The depositor has filed with the Securities and Exchange Commission (the "SEC") a registration statement (of which this prospectus supplement and the attached prospectus form a part) under the Securities Act of 1933 (the "Securities Act") with respect to the certificates. This prospectus supplement and the attached prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus supplement and the attached prospectus, you should refer to the registration statement and its exhibits. See the section called "Where You Can Find More Information" in the attached prospectus.

We are incorporating by reference into this prospectus supplement and the attached prospectus any future SEC reports that the trustee files on behalf of the trust under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Securities Exchange Act") after the date of this prospectus supplement and before we terminate our offering of the class A-1 certificates. These documents may include Annual Reports on Form 10-K and Current Reports on Form 8-K. Information that the trustee files later with the SEC will automatically update the information in this prospectus supplement and the attached prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement or the attached prospectus.

As a recipient of this prospectus supplement and the attached prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Corporate Asset Backed Corporation, 445 Broad Hollow Road, Suite 239, Melville, New York 11747, (631) 587-4700.

Summary of Principal Economic Terms

This summary highlights the principal economic terms of the class A-1 certificates being issued by the trust and of the AOL Time Warner debentures. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offering of the class A-1 certificates, you should read this prospectus supplement and the attached prospectus carefully and in full.

THE TRUST

The trust..................  Corporate Asset Backed Corporation, the depositor, and The Bank of New York, as trustee, will form the CABCO Series 2002-1 Trust (AOL Time Warner Inc.) under a trust agreement to be dated as of June 21, 2002.

Trustee....................  The Bank of New York.

Trust assets...............  The trust assets will consist of $50,000,000 principal amount of the AOL Time Warner debentures, exclusive of interest accrued from and including April 8, 2002, to but excluding the closing date, which has been retained by the depositor. See "Description of the AOL Time Warner Debentures" below.

THE CERTIFICATES

Certificates offered.......  The trust will issue the Series 2002-1 certificates in two classes, consisting of $50,000,000 aggregate certificate principal balance of class A-1 callable certificates (the "class A-1 certificates") and $50,000,000 aggregate certificate notional amount of class B-1 callable certificates (the "class B-1 certificates", and together with the class A-1 certificates, the "certificates"). Only the class A-1 certificates are offered by this prospectus supplement.

Initial aggregate class A-1
  certificate principal
  balance..................  $50,000,000.

Initial aggregate class B-1
  certificate notional
  amount...................  $50,000,000.

Original issue date and
closing date...............  June 21, 2002.

Final distribution date....  May 1, 2032.

Pass-through rate..........  The pass-through rate for the calculation of the interest distributable on the class A-1
                             certificates is fixed at 7.625% per annum.

Distribution dates.........  Each May 1 and November 1, commencing November 1,
                             2002 (or if any of those days is not a business day, the next succeeding business day). Distributions on the class A-1 certificates will be made in same-day funds.

Record dates...............  The 15th calendar day prior to each distribution date, whether or not a business day.

The call options...........  As a condition to its initial purchase of class A-1 certificates, UBS Warburg LLC will grant to the depositor call options to repurchase each of the class A-1 certificates, and as a purchaser of the class A-1 certificates, your ownership of the class A-1 certificates will be subject to those call options. The price to be paid if the option is exercised will be at least equal to the outstanding certificate principal balance of the class A-1 certificates purchased plus any accrued and unpaid interest. The call price will also include an additional amount described under "Summary of Prospectus Supplement--The Call Options," and referred to in this prospectus supplement as the "early call premium amount," if the option holder exercises an option at any time before June 21, 2007 as a result of the delivery of a notice of redemption of, tender offer for or other unscheduled repayment on or repurchase of, some or all of the AOL Time Warner debentures, as described under "Description of the Certificates--The Class A-1 Certificates--The Call Options" below.

                             A holder of call options may exercise its options to purchase some or all of your class A-1 certificates (a) at any time on or after June 21, 2007, or (b) at any time, whether before or after June 21, 2007, after the occurrence of (i) an AOL Time Warner debentures default, (ii) AOL Time Warner's announcement of, or commencement of the formal solicitation of consents to, any of certain material amendments, described under "Description of the Certificates--The Class A-1 Certificates--The Call Options" below, to the AOL Time Warner indenture or the AOL Time Warner debentures, or (iii) the delivery by AOL Time Warner (or any third party tender offeror, in the case of a tender offer) of a notice of redemption of, a tender offer for, or other unscheduled repayment on or repurchase of, some or all of the AOL Time Warner debentures held by the trust. See "Description of the Certificates--The Class A-1 Certificates--The Call Options."

                             You will not have the right to require any person to purchase or redeem the class A-1 certificates at any time.

                             Each holder of a call option has the right to assign its rights under the call option to any person other than the depositor.

Denominations; specified
  currency.................  The certificates will be denominated and payable in
                             U.S. dollars (the "specified currency"). The class A-1 certificates will be available for purchase in minimum denominations of $25.00 and multiples of $25.00.

Interest accrual periods...  Semi-annually (or, in the case of the first interest accrual period, from and including the original issue date to but excluding the first distribution date). On each distribution date, the trust will distribute interest out of the funds, if any, received on the AOL Time Warner debentures on that date, which will also be an AOL Time Warner debentures interest payment date.

Form of class A-1
certificates...............  Book-entry securities with The Depository Trust
                             Company.

Exchange listing...........  The depositor has applied to list the class A-1 certificates on the New York Stock Exchange. If the application is approved, trading of the class A-1 certificates on the New York Stock Exchange is expected to begin within 30 days after the initial delivery of the class A-1 certificates.

Ratings....................  The class A-1 certificates will be rated Baa1 by
                             Moody's Investors Service, Inc. ("Moody's") and BBB+ by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"). The trust will not issue the class A-1 certificates unless the class A-1 certificates have received these ratings. See "Ratings" below.

THE UNDERLYING SECURITIES

Underlying securities
issuer.....................  AOL Time Warner Inc. ("AOL Time Warner")

Underlying securities......  $50,000,000 in principal amount of 7.700%
                             Debentures due 2032 (the "AOL Time Warner debentures"), exclusive of interest accrued from and including April 8, 2002, to but excluding the closing date, which has been retained by the depositor.

AOL Time Warner debentures
  original issue date......  April 8, 2002.

AOL Time Warner debentures
  maturity date............  May 1, 2032.

AOL Time Warner debentures
  denominations and
  currency.................  The AOL Time Warner debentures are denominated and payable in U.S. dollars and are available in minimum denominations of $1,000 and multiples of $1,000.

AOL Time Warner debentures
  interest payment
  frequency................  Semi-annually.

AOL Time Warner debentures
  interest payment dates...  Each May 1 and November 1.

AOL Time Warner debentures
  interest rate............  7.700% per annum.

AOL Time Warner debentures
  listing..................  Luxembourg Stock Exchange.

AOL Time Warner debentures
  ratings..................  Baa1 by Moody's and BBB+ by Standard & Poor's.

Guarantors of AOL Time
  Warner debentures........  Each of America Online, Inc., Time Warner Inc.,
                             Time Warner Companies, Inc. and Turner Broadcasting System, Inc.

Guarantees.................  Each of America Online and Time Warner guarantees
                             (a) the full and punctual payment of principal, interest and any other monetary obligations of AOL Time Warner on the AOL Time Warner debentures, when due, and (b) the full and punctual performance within applicable grace periods of all other obligations of AOL Time Warner under the AOL Time Warner indenture and the AOL Time Warner debentures. Additionally, Time Warner Companies and Turner Broadcasting System guarantee Time Warner's guarantee of the AOL Time Warner debentures under substantially the same terms as the guarantees of America Online and Time Warner of the AOL Time Warner debentures.

Priority...................  The AOL Time Warner debentures are senior unsecured obligations of AOL Time Warner and will rank equally and ratably with all other senior unsecured and unsubordinated indebtedness of AOL Time Warner. The guarantees of the AOL Time Warner debentures are senior obligations of America Online, Time Warner, Time Warner Companies and Turner Broadcasting System, as applicable, and are direct unsecured obligations, ranking equally with all other unsecured and unsubordinated obligations of America Online, Time Warner, Time Warner Companies and Turner Broadcasting System, respectively. Each of the guarantors is a holding company and the AOL Time Warner debentures and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness, of the subsidiaries of AOL Time Warner, America Online, Time Warner, Time Warner Companies and Turner Broadcasting System, respectively.

Optional redemption........  AOL Time Warner has the right to redeem the AOL
                             Time Warner debentures in whole or in part at any time and from time to time, on at least 30 days' but not more than 60 days' prior notice mailed to holders of the AOL Time Warner debentures and published in a leading newspaper having general circulation in Luxembourg, so long as the debentures are listed on the Luxembourg Stock Exchange, at a redemption price equal to the greater of (i) 100% of the principal amount of the AOL Time Warner debentures to be redeemed and (ii) the sum of the present values of the remaining scheduled principal and interest payments that would be due after the redemption date on the AOL Time Warner debentures to be redeemed, discounted to the redemption date on a semi-annual basis at a specified benchmark U.S. Treasury security rate plus 35 basis points, together in either case with any accrued interest to the date of redemption that has not been paid. See "Description of the AOL Time Warner Debentures--Optional Redemption" below.

AOL Time Warner
indenture..................  The AOL Time Warner debentures have been issued pursuant to an indenture (the "AOL Time Warner indenture") among AOL Time Warner Inc., as issuer, America Online, Inc., as guarantor, Time Warner Inc., as guarantor, Time Warner Companies, Inc., as guarantor, Turner Broadcasting System, Inc., as guarantor and JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as trustee.

AOL Time Warner debentures
  trustee..................  JPMorgan Chase Bank (as successor to The Chase
                             Manhattan Bank).

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

United States federal
income tax consequences....  In the opinion of Sidley Austin Brown & Wood LLP, special federal tax counsel to the depositor and the trust, for United States federal income tax purposes, the trust will not be classified as an association or publicly traded partnership taxable as a corporation. The trustee and the holders will, although the matter is not free from doubt, treat the trust as a grantor trust for federal income tax purposes, and consequently, the holder of a certificate will be treated as the owner of a pro rata undivided interest in the trust assets subject to the call option. The terms of the certificates require that each initial certificate holder elect to treat its pro rata undivided interest in the AOL Time Warner debentures and its obligation under the call option represented by its certificates as evidencing the ownership of a single "synthetic" debt instrument for U.S. federal income tax purposes. To do so, each initial certificate holder must make an integration election with respect to the holder's pro rata share of the AOL Time Warner debentures and the call options. To make that election, the initial certificate holder need only retain the integration election form that will be enclosed with the initial certificate holder's trade confirmation. See "United States Federal Income Tax Consequences" below.

Summary of Prospectus Supplement

The following summary highlights selected information from this prospectus supplement and the attached prospectus and is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and the attached prospectus. You should carefully read this entire prospectus supplement and the attached prospectus to understand the terms of the class A-1 certificates, the risk factors and the principal tax and other considerations that are important to you to determine whether an investment in the class A-1 certificates is appropriate for you.

Depositor..................  Corporate Asset Backed Corporation, a Delaware
                             corporation that is an indirect, wholly-owned limited purpose subsidiary of UBS AG and an affiliate of one of the underwriters. The principal executive office of the depositor is located at 445 Broad Hollow Road, Suite 239, Melville, New York 11747 (Telephone: (631) 587-4700).

Certificates...............  The trust will issue certificates in two classes, designated as class A-1 callable certificates and class B-1 callable certificates. The trust will issue the certificates pursuant to a trust agreement on June 21, 2002 (the "closing date"). The class A-1 certificates and class B-1 certificates together will represent, in the aggregate, the entire undivided beneficial ownership interest in the assets of the trust. The certificates do not constitute an obligation of the depositor or any other party. Only the class A-1 certificates are offered by this prospectus supplement.

Class A-1 certificates.....  Each class A-1 certificate will have an initial certificate principal balance of $25.00. The certificate principal balance of a class A-1 certificate is the amount that you are entitled to receive as a distribution allocable to principal on the final distribution date or upon any earlier redemption of the AOL Time Warner debentures.

                             The class A-1 certificates are expected to trade flat. This means that any accrued and unpaid interest on the class A-1 certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the class A-1 certificates not included in the trading price.

AOL Time Warner
debentures.................  The AOL Time Warner debentures will consist of
                             $50,000,000 in aggregate principal amount of the publicly tradable 7.700% Debentures due 2032 issued by AOL Time Warner. As used in this prospectus supplement, unless the context otherwise requires, "AOL Time Warner debentures" means these debentures, exclusive of interest accrued from and including April 8, 2002, to but excluding the closing date, which has been retained by the depositor. Interest accrues on the AOL Time Warner debentures at a rate of 7.700% per annum and is payable on each May 1 and November 1. The entire principal amount of the AOL Time Warner debentures will be payable on May 1, 2032, unless AOL Time Warner redeems the AOL Time Warner debentures earlier as described below. On the closing date, the AOL Time Warner debentures will have a remaining term to maturity of approximately 30 years.

                             AOL Time Warner, the issuer of the AOL Time Warner debentures, is a media and communications company engaged through its subsidiaries in businesses including interactive services, cable systems, filmed entertainment, networks, music and publishing. The long-term unsecured debt rating of AOL Time Warner is Baa1 by Moody's and BBB+ by Standard & Poor's.

Distributions..............  The distribution dates for the class A-1 certificates will be each May 1 and November 1, beginning November 1, 2002 and ending on May 1, 2032 (the "final distribution date"), or if any of those days is not a business day, the next succeeding business day. As a holder of a class A-1 certificate, assuming AOL Time Warner makes payments when due, you will be entitled to receive, on each distribution date, the following payments:

                              -- a distribution of the amounts received in respect of interest at the pass-through rate of 7.625% per annum on the outstanding certificate principal balance of your class A-1 certificates from time to time; and

                              -- on the final distribution date, a distribution of the amounts received in respect of principal in the amount of the certificate principal balance of your class A-1 certificates.

                             Distributions on the class A-1 certificates will be made only if, and to the extent that, AOL Time Warner makes payments with respect to the AOL Time Warner debentures. If payments are made late, you will not receive any interest or other compensation for the delay in payment. See "Description of the Certificates--Interest Distributions" below.

Final distribution.........  On the final distribution date, you will receive, for each class A-1 certificate, the certificate principal balance of that certificate, plus any accrued and unpaid interest. No distributions of principal are scheduled before the final distribution date.

Redemptions, tenders and
other repurchases..........  As noted above, AOL Time Warner has the right to redeem the AOL Time Warner debentures at any time, and may make tenders for or other repurchases or early repayments of the AOL Time Warner debentures.

     Redemptions...........  If AOL Time Warner redeems some or all of the AOL
                             Time Warner debentures, then a corresponding portion of the certificates will be redeemed. Where there is a partial redemption of the AOL Time Warner debentures, class A-1 certificates and class B-1 certificates will be selected for redemption pro rata based on the certificate principal balance of the class A-1 certificates and the certificate notional amount of the class B-1 certificates, except that no fractional repurchases of certificates will be made.

                             Assuming AOL Time Warner makes payments when due, on the third business day after the trustee receives the proceeds of any full or partial redemption of the AOL Time Warner debentures held by the trust, the proceeds will be distributed, as between the class A-1 certificates and the class B-1 certificates selected for redemption, as follows:

                              -- proceeds in respect of principal, and premium, if any, will be allocated all to the holders of the class A-1 certificates.

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

                              --  proceeds in respect of interest will be
                                  allocated to the holders of the class A-1 certificates and the class B-1 certificates pro rata based on interest accrued but not paid through the redemption date on the certificate principal balance of the class A-1 certificates and the certificate notional amount of the class B-1 certificates, respectively.

                              -- no amounts received in respect of principal or premium will be distributed to the holders of the class B-1 certificates.

                             As the holder of a class A-1 certificate that is redeemed, you will receive the following distributions in respect of such proceeds:

                              -- a distribution of the amounts received in respect of interest at the pass-through rate of 7.625% per annum through the redemption date;

                              -- a distribution of the amounts received in respect of principal in the amount of the certificate principal balance of the class A-1 certificate on such day; and

                              -- a distribution of your pro rata portion of the amounts, if any, distributed to the holders of the class A-1 certificates in respect of premium on the AOL Time Warner debentures on such day.

                             If the AOL Time Warner debentures are redeemed, the call option holders are likely to call the certificates to be redeemed and, as a result, to receive most or all the premium described above.

     Tenders and other
       repurchases.........  If AOL Time Warner announces its intention to tender for or otherwise make an unscheduled repayment on or repurchase of the AOL Time Warner debentures, or if a third party announces its intention to tender for the AOL Time Warner debentures, the trustee will be required not to accept any such tender offer or unscheduled repayment or repurchase offer, except in connection with the exercise of call options as set forth below, or if the option is not exercised, upon the unanimous vote of the class A-1 certificate holders.

     Effect of call
options....................  As described above, you will be entitled to receive your pro rata share of the full premium paid by AOL Time Warner as part of the redemption price for the AOL Time Warner debentures, none of which will be payable to the holders of the class B-1 certificates. However, if AOL Time Warner announces its intention to redeem, tender for or otherwise make an unscheduled repayment on or repurchase of the AOL Time Warner debentures, or if a third party announces its intention to tender for the AOL Time Warner debentures, the holders of the call options will have the right to purchase your class A-1 certificates at a call price equal to their certificate principal balance plus any accrued but unpaid interest (and, if this event occurs before June 21, 2007, the "early call premium amount" described under "Summary of Prospectus Supplement--The Call Options"). This early call premium amount may be less than the premium payable by AOL Time Warner upon a redemption of, tender for or other repurchase of the AOL Time Warner debentures.

The trust..................  The trust will be established by Corporate Asset
                             Backed Corporation and designated as the CABCO Series 2002-1 Trust (AOL Time Warner Inc.). The trust will be a common law trust formed under the laws of New York, and The Bank of New York will be the trustee of the trust. The assets of the trust will consist of the AOL Time Warner debentures.

The call options...........  As a condition to its initial purchase of class A-1 certificates, UBS Warburg LLC will grant to the depositor call options to purchase each of the class A-1 certificates, and as a purchaser of the class A-1 certificates, your ownership of the class A-1 certificates will be subject to those call options. After the call options are granted, the depositor will sell those call options to one or more third parties through UBS Warburg LLC, as agent.

                             A holder of a call option may exercise its option to purchase class A-1 certificates (a) at any time on or after June 21, 2007, or (b) at any time, whether before or after June 21, 2007, after the occurrence of (i) an AOL Time Warner debentures default, (ii) AOL Time Warner's announcement of, or commencement of the formal solicitation of consents to, any amendment to the AOL Time Warner indenture or AOL Time Warner debentures that changes the maturity or the scheduled payment date of any principal, interest or other amount on the AOL Time Warner debentures, or reduces the principal amount of or the interest rate on the AOL Time Warner debentures, or changes the currency in which the principal or interest of the AOL Time Warner debentures is payable, or impairs the right of a holder to institute suit for the enforcement of any such payment on or after the maturity of the AOL Time Warner debentures, or (iii) the delivery by AOL Time Warner (or any third party tender offeror, in the case of a tender offer) of a notice of redemption of, tender offer for, or other unscheduled repayment on or repurchase of, some or all of the AOL Time Warner debentures held by the trust.

                             The Bank of New York will act as your agent (the "option agent") with respect to the call options.

                             The price that an option holder must pay you to purchase your class A-1 certificates will be at least equal to the outstanding certificate principal balance of the certificates purchased plus any accrued and unpaid interest.

                             In addition, an option holder must also pay you the "early call premium amount" if an option holder exercises an option at any time before June 21, 2007 as a result of the delivery of a notice of redemption of, tender offer for or other unscheduled repayment on or repurchase of some or all of the AOL Time Warner debentures, as described under "Description of the Certificates--The Class A-1 Certificates--The Call Options" below. The "early call premium amount" will be equal to the sum of the present values of the scheduled interest payments on the AOL Time Warner debentures

                             (minus any portion of any scheduled interest payment included in the payment of accrued interest) due after the date the certificates are called and prior to June 21, 2007, discounted to the date the option is exercised at a benchmark U.S. Treasury security rate, plus 35 basis points. The benchmark rate will be determined by the option agent using the same methodology that the trustee for the AOL Time Warner debentures is required to use upon a redemption of the AOL Time Warner debentures, as set forth in the AOL Time Warner prospectus supplement, to calculate the redemption premium on the AOL Time Warner debentures.

                             A holder of a call option may exercise the call option only if:

                              -- it exercises call options with respect to equal numbers of class A-1 certificates and class B-1 certificates;

                              -- it acquires class A-1 certificates having an aggregate certificate principal balance that is an integral multiple of $1,000;

                              -- it gives the trustee and the option agent at least 30 days' notice of its exercise, except that it will be required to give only seven business days' notice of any exercise as a result of an AOL Time Warner debentures default or an announced amendment, redemption, tender offer, unscheduled repayment or repurchase, or the commencement of a formal solicitation of consents to an amendment;

                              -- as a result of the exercise, (A) it purchases class A-1 certificates and class B-1 certificates having in each case an aggregate certificate principal balance or an aggregate certificate notional amount, respectively, of at least $5,000,000 or, if less, the remaining aggregate certificate principal balance of the class A-1 certificates and the remaining aggregate certificate notional amount of the class B-1 certificates, and (B) (I) unless the option holder has exercised all call options held by it, the aggregate certificate principal balance of the class A-1 certificates and the aggregate certificate notional amount of the class B-1 certificates subject to call options held by the option holder that have not been exercised is not less than $5,000,000, respectively, and (II) the remaining aggregate certificate principal balance of the class A-1 certificates and the remaining aggregate certificate notional amount of the class B-1 certificates, if greater than zero, is not less than $5,000,000, respectively.

                             If a holder of call options exercises its call options, the option agent will remit the amount of the call price received to the trustee for payment to the certificate holders whose certificates are called. If a holder of call options exercises options, the trustee will transfer the certificates from you to the option holder without your taking any action. The trustee will then automatically exchange the certificates acquired by the option holder under the options for AOL Time Warner debentures with an aggregate principal amount equal to the aggregate certificate principal balance of those certificates. The called certificates will then be cancelled by the trustee without the need for any further action by you. If you are holding your certificates in definitive physical form, your called certificates will be cancelled without your taking any action, but you will not receive the purchase price for your certificates until you deliver your called certificates to the trustee.

                             Each holder of a call option has the right to assign its rights under the call option to any person other than the depositor.

                             If call options are exercised with respect to less than all the class A-1 certificates, the class A-1 certificates to be purchased will represent a pro rata portion of the class A-1 certificates held by each certificate holder, except that purchases of a fraction of a single class A-1 certificate will not be made, and the trustee may round up or down to avoid fractional purchases.

                             UBS Warburg LLC, as initial purchaser of the class B-1 certificates, will grant similar call options to the depositor. The call price of the call options on the class B-1 certificates will be equal to the present values of the remaining scheduled interest payments on the class B-1 certificates discounted at a yield equal to the initial pricing yield of the class B-1 certificates. Ownership of the class B-1 certificates will be subject to those call options. After the call options are granted, the depositor will sell the call options to one or more third parties through UBS Warburg LLC, as agent.

Class B-1 certificates.....  The class B-1 certificates are not offered by this prospectus supplement. The class B-1 certificates will be issued in minimum notional denominations of $25.00 and multiples of $25.00. The initial aggregate certificate notional amount of all the class B-1 certificates will be $50,000,000.

                             Each class B-1 certificate will represent the right to receive a distribution allocable to interest only, on each distribution date or on any earlier redemption date for the AOL Time Warner debentures, at the pass-through rate of 0.075% per annum on the outstanding certificate notional amount.

                             The holders of the class B-1 certificates will not be entitled to receive any distributions allocable to principal or premium. The final distribution date on the class B-1 certificates is May 1, 2032.

                             The class B-1 certificates will be issued to the depositor. The depositor will sell the class B-1 certificates to UBS Warburg LLC, which intends to sell them privately to one or more investors. The class B-1 certificates will be subject to call options substantially similar to the call options on the class A-1 certificates.

Termination of the trust...  By its terms, the trust will terminate 30 days after the final distribution of all amounts due in respect of the AOL Time Warner debentures, or of the AOL Time Warner debentures themselves, to certificate holders.

Ratings....................  The trustee will not issue the class A-1 certificates unless the class A-1 certificates have the ratings specified above under "Summary of Principal Economic Terms--The Certificates-- Ratings." The ratings address the likelihood that holders of the class A-1 certificates will receive payments of principal equal to the certificate principal balance and payments of interest at the pass-through rate applicable to the class A-1 certificates, and are based primarily on the credit quality of the AOL Time Warner debentures. The ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency, and each rating should be evaluated independently of any other rating. The ratings do not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the AOL Time Warner debentures, or the probability that the call options will be exercised, or the corresponding effect of those events on the yield to investors. See "Ratings" below.

Listing or quotation of
  certificates.............  The depositor has applied to list the class A-1 certificates on the New York Stock Exchange. If the application is approved, trading of the class A-1 certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the certificates. See "Supplemental Plan of Distribution" in this prospectus supplement.

                             You should be aware that the listing or quotation of the class A-1 certificates on the New York Stock Exchange will not ensure that a liquid trading market will be available for the class A-1 certificates.

Underwriters...............  UBS Warburg LLC and RBC Dain Rauscher Inc. are the
                             sole underwriters for the offering and sale of the class A-1 certificates. After the initial offering, UBS Warburg LLC and/or its affiliates intend to buy and sell class A-1 certificates to create a secondary market for the holders of the class A-1 certificates and may engage in other activities described in the section "Supplemental Plan of Distribution" in this prospectus supplement. However, neither UBS Warburg LLC nor any of its affiliates will be obligated to make a secondary market in the class A-1 certificates, or to continue secondary market activities once started. See "Risk Factors" below.

United States federal
income tax consequences....  In the opinion of Sidley Austin Brown & Wood LLP, special federal tax counsel to the trust and the depositor, for United States federal income tax purposes, the trust will not be classified as an association or publicly traded partnership taxable as a corporation. The trustee and the holders will, although the matter is not free from doubt, treat the trust as a grantor trust for federal income tax purposes, and consequently, the holder of a certificate will be treated as the owner of a pro rata undivided interest in the trust assets subject to the call option. The terms of the certificates require that each initial certificate holder elect to treat its pro rata undivided interest in the AOL Time Warner debentures and its obligation under the call option represented by its certificates as evidencing the ownership of a single "synthetic" debt instrument for U.S. federal income tax purposes. To do so, each initial certificate holder must make an integration election with respect to the holder's pro rata share of the AOL Time Warner debentures and the call options. To make that election, the initial certificate holder need only retain the integration election form that will be enclosed with the initial certificate holder's trade confirmation. See "United States Federal Income Tax Consequences" below.

ERISA considerations.......  Employee benefit plans subject to the Employee
                             Retirement Income Security Act of 1974, as amended ("ERISA") and individual retirement accounts, Keogh plans and other similar plans (each, a "plan") can generally purchase the class A-1 certificates. However, each plan should consider whether the purchase of the class A-1 certificates is prudent and consistent with the documents governing the plan. The fiduciary rules governing plans are complex and individual considerations may apply to a particular account. Accordingly, any fiduciary of any plan should consult with its legal advisers to determine whether the purchase of the class A-1 certificates is permissible under the fiduciary rules. In addition, by acquiring and holding a class A-1 certificate, a plan will be deemed to have represented and warranted that the acquisition and holding of such certificate does not involve a non-exempt prohibited transaction with respect to the plan under Section 406 of ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" below.

Risk factors...............  There are a number of risks associated with any investment in the class A-1 certificates. See the sections called "Risk Factors" in this prospectus supplement and in the attached prospectus.

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

--------------------------------------------------------------------------------

Risk Factors

You should consider, among other things, the material risk factors described below and the additional risk factors described in the attached prospectus in deciding whether to purchase certificates.

YOUR CERTIFICATES WILL REPRESENT AN INTEREST IN THE ASSETS OF THE TRUST ONLY AND WILL NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR OR ANY OF ITS AFFILIATES. THE PERFORMANCE OF THE AOL TIME WARNER DEBENTURES WILL AFFECT THE VALUE OF YOUR INVESTMENT AND YOU WILL EXPERIENCE A LOSS IF LOSSES ARE EXPERIENCED ON THE TRUST ASSETS.

Your certificates will represent an interest in the assets of the trust only and will not represent an obligation of or interest in the depositor or any of its affiliates. The trust has no significant assets other than the AOL Time Warner debentures. No other assets are available to make payments or distributions with respect to your certificates. None of the depositor, the trustee, the underwriters or any of their affiliates is obligated to make any payments in respect of your certificates if the payments on the AOL Time Warner debentures are insufficient or not made when due. Consequently, if losses are experienced on the AOL Time Warner debentures, you will experience a loss on your investment. Accordingly, you are strongly encouraged to obtain as much information about the AOL Time Warner debentures as you would if you were investing directly in the AOL Time Warner debentures. This prospectus supplement provides only the basic terms of the AOL Time Warner debentures and refers you to publicly available information about the issuer of the AOL Time Warner debentures.

NO DUE DILIGENCE INVESTIGATION OF THE AOL TIME WARNER DEBENTURES OR AOL TIME WARNER HAS BEEN MADE BY THE DEPOSITOR, THE UNDERWRITERS OR THE TRUSTEE.

None of the depositor, the underwriters, the trustee or any of their affiliates has made, or will make, any investigation of the business condition, financial or otherwise, of AOL Time Warner, or will verify any reports or information filed by AOL Time Warner with the SEC or otherwise made available to the public. You should not construe the issuance of the certificates as an endorsement of the financial condition or business prospects of AOL Time Warner by the depositor, the trustee, the underwriters or any of their affiliates. It is strongly recommended that you consider publicly available financial and other information about AOL Time Warner as if you were investing directly in AOL Time Warner and its securities. However, the depositor, the trustee, the underwriters and their affiliates (a) have not verified, and have not undertaken to verify, the accuracy, completeness or continued availability of any information by AOL Time Warner (whether or not filed with the SEC), (b) have made no investigation of the financial condition or creditworthiness of AOL Time Warner, and (c) assume no responsibility for any information considered by any purchaser or potential purchaser of the certificates that is not contained in this prospectus supplement or the attached prospectus.

THE ABILITY OF AOL TIME WARNER TO MAKE PAYMENTS MAY BE AFFECTED BY THE SUCCESS OF ITS BUSINESS PLANS, ECONOMIC DEVELOPMENTS AND OTHER FACTORS.

Financial difficulties experienced by AOL Time Warner could cause delays in payment, partial payment or nonpayment on the AOL Time Warner debentures and your certificates. Furthermore, the business of AOL Time Warner is vulnerable to adverse business conditions, such as economic factors and increased market competition, all of which may affect payment on the AOL Time Warner debentures, and in turn, on your certificates. AOL Time Warner is subject to laws permitting bankruptcy, moratorium, reorganization and other actions. If AOL Time Warner does not make payment on the AOL Time Warner debentures, you will bear the burden of the nonpayment.

RISK FACTORS
--------------------------------------------------------------------------------

THE AOL TIME WARNER DEBENTURES ARE UNSECURED AND UNSUBORDINATED OBLIGATIONS OF AOL TIME WARNER.

The AOL Time Warner debentures are unsecured and unsubordinated obligations of AOL Time Warner and, in a liquidation or bankruptcy proceeding of AOL Time Warner, the trust will receive payments only after all senior secured creditors have first been paid. The AOL Time Warner debentures do not have the benefit of any "sinking fund" or similar arrangement. According to the AOL Time Warner prospectus, the AOL Time Warner debentures are general unsecured and unsubordinated obligations that rank on an equal basis with all other unsecured and unsubordinated indebtedness of AOL Time Warner, but that are subordinated to the existing and future senior and secured indebtedness of AOL Time Warner.

AOL TIME WARNER MAY REDEEM OR REPURCHASE THE DEBENTURES BEFORE THE FINAL MATURITY DATE.

AOL Time Warner will have the right to redeem or repay the AOL Time Warner debentures in whole at any time or in part from time to time, and may also tender for or otherwise repurchase the AOL Time Warner debentures. If AOL Time Warner debentures are redeemed or repurchased, the certificates will be correspondingly redeemed. See "Description of the AOL Time Warner
Debentures--Optional Redemption."

DISTRIBUTIONS AND OTHER PAYMENTS WITH RESPECT TO YOUR CERTIFICATES AND YOUR EXPECTED INVESTMENT YIELD MAY BE AFFECTED BY FACTORS SUCH AS THE PERFORMANCE OF THE TRUST ASSETS, THE REDEMPTION OF THE AOL TIME WARNER DEBENTURES AND THE EXERCISE OF CALL OPTIONS.

A number of factors may affect the timing of distributions with respect to your certificates and the yield that you realize on your certificates, including:

- the purchase price you pay for your certificates;

- the performance of the AOL Time Warner debentures;

- whether AOL Time Warner redeems, repurchases or repays the AOL Time Warner debentures before their maturity;

- whether AOL Time Warner defaults under the AOL Time Warner debentures; and

- whether the holders of the call options exercise their call options on your certificates.

None of the depositor, the trustee or the underwriters can predict whether or when the call options will be exercised or the AOL Time Warner debentures will be redeemed, repaid, repurchased or accelerated. If the certificates are prepaid or if the holders of the call options exercise their call options prior to the final distribution date, then the principal of your certificates or the call price will be paid to the extent funds are received on the debentures or the holders of the call options pay the call price and your investment in the certificates will have a shorter average maturity.

IF THE CERTIFICATES ARE PREPAID OR IF THE HOLDERS OF THE CALL OPTIONS EXERCISE THEIR CALL OPTIONS WHEN PREVAILING MARKET INTEREST RATES ARE LOWER THAN THE YIELD ON YOUR CERTIFICATES, YOU MAY BE UNABLE TO REALIZE A COMPARABLE YIELD WHEN YOU REINVEST THE FUNDS THAT YOU RECEIVE FROM THE PREPAYMENT OF YOUR CERTIFICATES.

If the certificates are prepaid or if the holders of the call options exercise their call options when prevailing market interest rates are lower than the yield on your certificates, you may be unable to

RISK FACTORS
--------------------------------------------------------------------------------

realize a comparable yield when you reinvest the funds that you receive from the prepayment of your certificates.

HOLDERS OF CLASS A-1 CERTIFICATES ARE NOT LIKELY TO RECEIVE REDEMPTION PREMIUMS.

In certain circumstances, redemption of the AOL Time Warner debentures by AOL Time Warner may require payment of a redemption premium. However, in such circumstances it is likely that the holders of the call options will exercise their right to purchase the class A-1 certificates pursuant to the call options. The call price will be at all times at least equal to the outstanding principal amount of the class A-1 certificates plus any accrued and unpaid interest, plus, if the call options are exercised prior to June 21, 2007, the "early call premium amount", as described under "Description of the Certificates--The Class A-1 Certificates--The Call Options" below. If the call options are exercised prior to June 21, 2007, in respect of an optional redemption of the AOL Time Warner debentures, the "early call premium amount" payable on the call options will be at most a small portion of any premium paid by AOL Time Warner.

OWNING THE CERTIFICATES IS NOT THE SAME AS OWNING THE AOL TIME WARNER DEBENTURES DIRECTLY.

Although the trustee will pass through to certificate holders directly any payments that it receives in relation to the AOL Time Warner debentures and you can exercise "pass-through" voting in some circumstances, holding certificates that represent an interest in the AOL Time Warner debentures will differ from owning the AOL Time Warner debentures directly. For instance, if AOL Time Warner or a third party redeems the AOL Time Warner debentures or AOL Time Warner otherwise makes an unscheduled repayment, the call option holders will likely receive most or all of any premium that you would otherwise have received if you owned AOL Time Warner debentures directly. With respect to voting of the AOL Time Warner debentures, there are certain matters that the trustee may not consent to (except at the direction of a majority or, in some instances all, of the class A-1 certificate holders) that you would be able to consent to if you owned the AOL Time Warner debentures directly.

THE TRADING PRICE OF YOUR CERTIFICATES WILL BE DIRECTLY AFFECTED BY THE TRADING PRICE OF THE AOL TIME WARNER DEBENTURES, AND YOUR ABILITY TO REALIZE MARKET VALUE APPRECIATION IS CAPPED BY THE CALL PRICE.

Your certificates will represent undivided beneficial interests in the AOL Time Warner debentures. Accordingly, if the trading price of the AOL Time Warner debentures increases or decreases, the trading price of your class A-1 certificates is likely to increase or decrease as well, though it is unlikely to increase above the call price of the call options. The holder of each call option will determine whether to exercise the option solely on the basis of that party's self interest, and is expected to exercise its call option when it is profitable to do so (that is, when the value of the interests in the AOL Time Warner debentures evidenced by the class A-1 certificates exceeds the call price). Exercise of the call options will allow the option holders to obtain the value of the interests in the AOL Time Warner debentures evidenced by the class A-1 certificates in excess of the call price for themselves, by taking such excess value away from the certificate holders. See "Yield on the Certificates" below and "Maturity and Yield Considerations" in the attached prospectus.

A TRADING MARKET FOR YOUR CERTIFICATES MAY NOT DEVELOP OR CONTINUE; THUS IT MAY BE DIFFICULT TO RESELL YOUR CERTIFICATES.

Prior to the issuance of the class A-1 certificates there will not be a public market for those securities. The underwriters may assist in resales of the class A-1 certificates, but are not obligated to do so. A

RISK FACTORS
--------------------------------------------------------------------------------

trading market for the class A-1 certificates may not develop. Even if a secondary market does develop, it may not continue or be sufficiently liquid to allow you to resell your class A-1 certificates.

YOUR CERTIFICATES REPRESENT INTERESTS IN OBLIGATIONS OF A SINGLE OBLIGOR AND, AS A RESULT, THE CREDIT RISK IS CONCENTRATED IN A SINGLE OBLIGOR.

Your class A-1 certificates represent interests in obligations of a single obligor and, as a result, the credit risk is concentrated in a single obligor. In particular, your class A-1 certificates will be subject to all the risks associated with a direct investment in unsecured and unsubordinated obligations of AOL Time Warner.

A REDUCTION OR WITHDRAWAL OF THE SECURITY RATING OF YOUR CERTIFICATES WOULD ADVERSELY AFFECT THEIR VALUE.

On the closing date, the class A-1 certificates will be rated Baa1 by Moody's and BBB+ by Standard & Poor's. We cannot assure you that either rating will not be lowered or withdrawn by the applicable rating agency in the future. If the rating assigned by any rating agency to the AOL Time Warner debentures is reduced, the rating assigned to your class A-1 certificates will likely be reduced as well. Any reduction in the rating of your class A-1 certificates may adversely affect their value.

NO RULINGS WILL BE OBTAINED FROM THE IRS CONCERNING THE CERTIFICATES AND THE IRS MAY DISAGREE WITH FEDERAL TAX COUNSEL.

Sidley Austin Brown & Wood LLP, special federal tax counsel to the depositor and the trust, has provided an opinion regarding the tax classification of the trust. However, opinions of counsel are not binding on the IRS or the courts. In addition, you should be aware that no rulings will be sought from the IRS with respect to any of the federal income tax consequences discussed in this prospectus supplement, and no assurance can be given that the IRS will not take contrary positions. Accordingly, you should consult your tax advisor to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the class A-1 certificates. See "United States Federal Income Tax Consequences" in this prospectus supplement and the attached prospectus.

THE LIQUIDITY OF YOUR CERTIFICATES MAY BE REDUCED IF AOL TIME WARNER STOPS MAKING INFORMATION ABOUT ITS FINANCIAL CONDITION AND BUSINESS PUBLICLY AVAILABLE.

The information that AOL Time Warner makes available to the public is important to prospective buyers of your class A-1 certificates. To the extent that AOL Time Warner ceases to make information about itself and its AOL Time Warner debentures publicly available, your ability to sell your class A-1 certificates or to obtain a favorable price upon sale could be adversely affected. If AOL Time Warner stops making information about its financial condition and business publicly available, the trust will take actions intended to increase the likelihood that AOL Time Warner will be required to resume making this information available as described under "Description of the Certificates--Termination of Book-Entry Registration in Connection with Suspension of Securities Exchange Act Reporting by AOL Time Warner" below. However, there is no certainty that these steps will be effective.

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Formation of the Trust

The trust will be a common law trust formed under the laws of the State of New York pursuant to the trust agreement, to be dated as of June 21, 2002, between the depositor and the trustee. Concurrently with the execution and delivery of the trust agreement, the depositor will transfer and sell the AOL Time Warner debentures to the trust in exchange for the issuance of the certificates. The trustee, on behalf of the trust, will accept the AOL Time Warner debentures and will deliver the certificates to the depositor. The depositor will sell the certificates to UBS Warburg LLC for resale to investors. As a condition to its initial purchase of class A-1 certificates, UBS Warburg LLC will grant to the depositor call options to purchase each of the class A-1 certificates at a price at least equal to the outstanding certificate principal balance of the certificates purchased plus any accrued and unpaid interest. As a purchaser of the class A-1 certificates, your ownership of the class A-1 certificates will be subject to those call options. The call price will include an additional amount under the limited circumstances described under "Description of the Certificates--The Class A-1 Certificates--The Call Options" below. After the call options are granted, the depositor will sell the call options to one or more third parties through UBS Warburg LLC, as agent.

The AOL Time Warner debentures will be purchased by the depositor from UBS Warburg LLC. The AOL Time Warner debentures will not be acquired from AOL Time Warner as part of any distribution by, or pursuant to any agreement with, AOL Time Warner. AOL Time Warner is not participating in this offering and will not receive any of the proceeds of the sale of the AOL Time Warner debentures to the depositor or the issuance of the certificates. Neither the depositor nor any of its affiliates participated in the initial public offering of the AOL Time Warner debentures.

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Description of the AOL Time Warner Debentures

The AOL Time Warner debentures will consist solely of publicly tradable 7.700% Debentures due 2032 issued by AOL Time Warner. The AOL Time Warner debentures were originally issued by AOL Time Warner as part of an underwritten public offering of $2,000,000,000 aggregate principal amount of the 7.700% AOL Time Warner Debentures due 2032 and $4,000,000,000 aggregate principal amount of three series of notes maturing between 2005 and 2012, pursuant to a registration statement on Form S-3 filed by AOL Time Warner with the SEC under the Securities Act.

This prospectus supplement sets forth the material terms of the AOL Time Warner debentures and the AOL Time Warner indenture, as described in the prospectus supplement, dated April 3, 2002 (the "AOL Time Warner prospectus supplement"), and the prospectus, dated February 26, 2001 (the "AOL Time Warner prospectus"), issued by AOL Time Warner in connection with the issuance of the AOL Time Warner debentures. This prospectus supplement does not provide detailed information about the AOL Time Warner debentures. This prospectus supplement relates only to the class A-1 certificates offered by this prospectus supplement and is not an offering document for the AOL Time Warner debentures. AOL Time Warner is subject to the information reporting requirements of the Securities Exchange Act and files reports and other information with the SEC. All disclosure with respect to the AOL Time Warner debentures is derived from publicly available documents. See "--Available Information" below.

Although neither the depositor nor the underwriters are aware of any reason to doubt the reliability of the information about the AOL Time Warner debentures, the AOL Time Warner indenture or AOL Time Warner set forth in the AOL Time Warner prospectus supplement, the AOL Time Warner prospectus, the registration statement relating to the AOL Time Warner debentures or any other publicly available information, neither the depositor nor the underwriters have participated in the preparation of these documents or made any due diligence inquiry with respect to the information provided in these documents, and no representation is made by the depositor or the underwriters as to the accuracy or completeness of the information contained in the AOL Time Warner prospectus supplement, the AOL Time Warner prospectus, the registration statement relating to the AOL Time Warner debentures or any other publicly available information relating to AOL Time Warner or the AOL Time Warner debentures. Neither the depositor nor the underwriters have verified the accuracy or completeness of these documents or reports. Events affecting the AOL Time Warner debentures or AOL Time Warner may have occurred that have not yet been publicly disclosed. This would affect the accuracy or completeness of the publicly available documents described above.

GENERAL DESCRIPTION OF THE AOL TIME WARNER DEBENTURES

The table below sets forth the payment terms of the AOL Time Warner debentures. The table is not complete and is subject to, and qualified in its entirety by reference to, the AOL Time Warner prospectus supplement and the AOL Time Warner prospectus.

DEBENTURES ISSUER:...................................  AOL Time Warner Inc.
DEBENTURES:..........................................  7.700% Debentures due 2032
ISSUE DATE:..........................................  April 8, 2002
MATURITY DATE:.......................................  May 1, 2032
CURRENCY:............................................  U.S. dollars
DENOMINATIONS:.......................................  $1,000 and multiples of $1,000
AGGREGATE PRINCIPAL AMOUNT ISSUED:...................  $2,000,000,000
PUBLIC OFFERING PRICE:...............................  99.376%

DESCRIPTION OF THE AOL TIME WARNER DEBENTURES
--------------------------------------------------------------------------------

AGGREGATE PRINCIPAL AMOUNT OUTSTANDING:..............  $2,000,000,000
TYPE OF SECURITY:....................................  corporate unsecured debt
COMMON CODE:.........................................  014616438
ISIN NUMBER:.........................................  US00184 AAG04
CUSIP NUMBER:........................................  00184 AAG0
LISTING:.............................................  Luxembourg Stock Exchange
INTEREST PAYMENT FREQUENCY:..........................  semi-annual
STATED INTEREST RATE:................................  7.700% per annum
INTEREST PAYMENT DATES:..............................  each May 1 and November 1
MODE OF PAYMENT:.....................................  fixed rate securities
GUARANTEE:...........................................  unconditional guarantee by each of America
                                                       Online and Time Warner. The Time Warner
                                                       guarantee is in turn guaranteed by Time Warner
                                                       Companies and Turner Broadcasting System
PRIORITY:............................................  senior unsecured
AGGREGATE PRINCIPAL AMOUNT OF AOL TIME WARNER
DEBENTURES DEPOSITED UNDER TRUST AGREEMENT:..........  $50,000,000
RATINGS:*............................................  Baa1 by Moody's and BBB+ by Standard & Poor's
AOL TIME WARNER DEBENTURES TRUSTEE...................  JPMorgan Chase Bank (as successor to The Chase
                                                       Manhattan Bank)

------------
* A rating of the AOL Time Warner debentures is not a recommendation to purchase, hold or sell those securities, inasmuch as the rating does not comment as to the market price of the securities or the suitability of the securities for a particular investor (such as the trust or the holder of a certificate). A rating may be reduced or withdrawn by the assigning rating organization at any time, and each rating should be evaluated independently of any other rating. Any reduction or withdrawal of the security rating with respect to the AOL Time Warner debentures would adversely affect the value of those securities and may cause a reduction or withdrawal of the rating of your certificates. See "Ratings" below.

The AOL Time Warner debentures represent the sole source of funds that are available to make distributions in respect of your certificates. Consequently, your ability to receive distributions in respect of your certificates will depend on the trust's receipt of payments on, or in respect of, the AOL Time Warner debentures.

This description of the AOL Time Warner debentures is qualified in its entirety by, and should be read in conjunction with (a) the AOL Time Warner prospectus supplement, (b) the AOL Time Warner prospectus and (c) the registration statement relating to the AOL Time Warner debentures of which the AOL Time Warner prospectus supplement and the AOL Time Warner prospectus are a part.

INTEREST PAYMENTS

Interest accrues on the AOL Time Warner debentures at an annual rate of 7.700%, from April 8, 2002, until the principal is paid or made available for payment. Interest at that rate is payable on the AOL Time Warner debentures semi-annually in arrears on each May 1 and November 1.

Interest on the AOL Time Warner debentures is calculated on the basis of a 360-day year of twelve 30-day months.

DESCRIPTION OF THE AOL TIME WARNER DEBENTURES
--------------------------------------------------------------------------------

PRINCIPAL PAYMENTS

Generally, principal payments due to the holders of the AOL Time Warner debentures are scheduled to be paid on May 1, 2032, but may be paid earlier than that date if AOL Time Warner redeems the AOL Time Warner debentures before that date.

OPTIONAL REDEMPTION

AOL Time Warner has the right to redeem the AOL Time Warner debentures in whole or in part at any time and from time to time, on at least 30 days' but not more than 60 days' prior notice mailed to the holders of the AOL Time Warner debentures and published in a leading newspaper having general circulation in Luxembourg, so long as the debentures are listed on the Luxembourg Stock Exchange. The redemption price would be equal to the greater of (i) 100% of the principal amount of the AOL Time Warner debentures to be redeemed and (ii) the sum of the present values of the remaining scheduled payments (as defined in the AOL Time Warner indenture) of principal of, and interest on, the AOL Time Warner debentures that would be due after the redemption date discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the benchmark U.S. Treasury security rate selected as described in the AOL Time Warner prospectus supplement, plus 35 basis points, together, in either case, with any accrued interest to the date of redemption that has not been paid.

On and after any redemption date, interest will cease to accrue on the AOL Time Warner debentures or any portion thereof that is redeemed. On or before any redemption date, AOL Time Warner must deposit with a paying agent (or the AOL Time Warner debentures trustee) money sufficient to pay the redemption price of the AOL Time Warner debentures to be redeemed on that date. If less than all the AOL Time Warner debentures are to be redeemed, the AOL Time Warner debentures to be redeemed must be selected by the AOL Time Warner debentures trustee by such method as the AOL Time Warner debentures trustee deems fair and appropriate.

DEFEASANCE

AOL Time Warner (and to the extent applicable, each of the guarantors) (i) will be discharged from its indebtedness represented by the AOL Time Warner debentures and all of its obligations under the AOL Time Warner indenture and the AOL Time Warner debentures, except for certain obligations to register the transfer or exchange of AOL Time Warner debentures, replace stolen, lost or mutilated AOL Time Warner debentures, maintain paying agencies and hold moneys for payment in trust, (ii) be released from its obligations under certain restrictive covenants under the AOL Time Warner indenture, and (iii) cause certain events of default (other than those arising out of the failure to pay interest or principal on the AOL Time Warner debentures and certain events of bankruptcy, insolvency and reorganization) to no longer constitute events of default, in each case if AOL Time Warner deposits in trust with the AOL Time Warner debentures trustee money or U.S. government obligations in an amount sufficient to pay the principal of, and interest on, the applicable AOL Time Warner debentures to maturity. If AOL Time Warner wishes to be discharged of its indebtedness or relieved of its obligations under certain restrictive covenants, it must, among other things, deliver to the trustee the following documents:

- an opinion of counsel stating that (a) the deposit and related defeasance would not cause the holders of the AOL Time Warner debentures to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge of the AOL Time Warner debentures and AOL Time Warner indenture, accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service, and (b) the creation of the defeasance trust will not violate the Investment Company Act of 1940; and

DESCRIPTION OF THE AOL TIME WARNER DEBENTURES
--------------------------------------------------------------------------------

- a certificate by an officer of AOL Time Warner stating that such deposit was not made with the intent of preferring the holders of the AOL Time Warner debentures over other creditors of AOL Time Warner or with the intent of defeating, hindering, delaying or defrauding creditors of AOL Time Warner or others.

GUARANTEES

Each of America Online and Time Warner guarantees (a) the full and punctual payment of principal, interest and all other monetary obligations of AOL Time Warner on the AOL Time Warner debentures, when due, whether at maturity, by acceleration, by redemption or otherwise, and (b) the full and punctual performance within applicable grace periods of all other obligations of AOL Time Warner under the AOL Time Warner indenture and the AOL Time Warner debentures. Additionally, Time Warner Companies and Turner Broadcasting System guarantee Time Warner's guarantee of the AOL Time Warner debentures under substantially the same terms as the guarantees of America Online and Time Warner of the AOL Time Warner debentures.

SENIOR UNSECURED OBLIGATIONS

The AOL Time Warner debentures are senior unsecured obligations of AOL Time Warner and will rank equally and ratably with all other senior unsecured and unsubordinated indebtedness of AOL Time Warner. The guarantees of the AOL Time Warner debentures are senior obligations of America Online, Time Warner, Time Warner Companies, and Turner Broadcasting System, as applicable, and are direct unsecured obligations of America Online, Time Warner, Time Warner Companies and Turner Broadcasting System, respectively, ranking equally with all other unsecured and unsubordinated obligations of America Online, Time Warner, Time Warner Companies, and Turner Broadcasting System, respectively. Each of the guarantors is a holding company and the AOL Time Warner debentures and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness, of the subsidiaries of AOL Time Warner, America Online, Time Warner, Time Warner Companies, and Turner Broadcasting System, respectively.

AOL TIME WARNER DEBENTURES DEFAULTS

The following is a summary description of the events of default under the AOL Time Warner debentures:

- default for 30 days in payment of interest on any AOL Time Warner debenture;

- default in payment of principal or payment of premium, if any, on any AOL Time Warner debenture when due;

- failure by AOL Time Warner (or any of the guarantors, if applicable) to comply with any covenant in the AOL Time Warner indenture for a period of 90 days after written notice is given to it by the AOL Time Warner indenture trustee or holders of 25% of the aggregate principal amount of the AOL Time Warner debentures, as specified in the AOL Time Warner indenture;

- certain events of bankruptcy, insolvency or reorganization of AOL Time Warner or any U.S. material subsidiary (as defined in the AOL Time Warner indenture); and

- any guarantee ceasing to be, or asserted by any guarantor as not being, in full force and effect and enforceable according to its terms, except to the extent contemplated by the AOL Time Warner indenture.

DESCRIPTION OF THE AOL TIME WARNER DEBENTURES
--------------------------------------------------------------------------------

AVAILABLE INFORMATION

AOL Time Warner is subject to the information requirements of the Securities Exchange Act and files reports and other information with the SEC. You may read and copy any reports, statements and other information filed by AOL Time Warner with the SEC (a) over the internet at the SEC website at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the SEC; and (b) the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the material described above and other information will also be available for inspection at the offices of the New York Stock Exchange, at 20 Broad Street, New York, New York 10005 or from the office of AOL Time Warner identified in the AOL Time Warner prospectus. You can also request copies of these documents upon payment of a copying fee, by writing to the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference facilities.

Yield on the Certificates

The yield that you receive on your class A-1 certificates will be affected by a number of factors, including:

- the purchase price you pay for your class A-1 certificates;

- the performance of the AOL Time Warner debentures;

- whether AOL Time Warner redeems, repurchases or repays the AOL Time Warner debentures before their maturity;

- whether AOL Time Warner defaults on the AOL Time Warner debentures; and

- whether the holder of any call option exercises its call option on your certificates.

A holder of call options (initially the depositor) may exercise its options to purchase some or all of your class A-1 certificates (a) at any time on or after June 21, 2007, or (b) at any time, whether before or after June 21, 2007, after the occurrence of (i) an AOL Time Warner debentures default, (ii) AOL Time Warner's announcement of, or commencement of formal solicitation of consents to, any of certain material amendments described in this prospectus supplement to the AOL Time Warner indenture or the AOL Time Warner debentures, or (iii) the delivery by AOL Time Warner (or any third party tender offeror, in the case of a tender offer) of a notice of redemption of, tender offer for, or other unscheduled repayment on or repurchase of, some or all of the AOL Time Warner debentures held by the trust.

In certain circumstances, AOL Time Warner is required to pay a redemption premium. In addition, the market value of the AOL Time Warner debentures may increase to a value in excess of their face amounts. However, in either of these circumstances it is likely that the holders of the call options will exercise their right to purchase the class A-1 certificates pursuant to the call options.

The price that an option holder must pay you to purchase your class A-1 certificates will be at least equal to the outstanding certificate principal balance of the certificates purchased plus any accrued and unpaid interest and, if the option is exercised prior to June 21, 2007, as a result of the redemption, tender offer for or other repurchase or repayment of the AOL Time Warner debentures, a portion of any premium paid by AOL Time Warner (or any third party, in the case of a tender offer). See "Description of the Certificates--The Class A-1 Certificates--The Call Options" below. If a holder of a call option exercises its call option, you may receive less than the market value of the AOL Time Warner debentures evidenced by your class A-1 certificates, and you will receive only some (or, in some cases, none) of the premium paid by AOL Time Warner. The holder of the call option will determine whether to exercise the option solely on the basis of its own self interest, and you should expect it to exercise the call option when it is profitable to do so (that is, when the value of the class A-1 certificates and class B-1 certificates exceeds their call price). Exercising call options will allow the option holders to obtain the value of the certificates in excess of the call price for themselves, by taking such excess value away from the certificate holders. See "Maturity and Yield Considerations" in the attached prospectus.

If the class A-1 certificates are redeemed or a call option is exercised prior to the scheduled final distribution date on the class A-1 certificates, and at the time prevailing market interest rates are lower than the yield on your certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment or purchase of your certificates.

--------------------------------------------------------------------------------

Description of the Certificates

The certificates will consist of two classes of certificates, designated as the class A-1 callable certificates and the class B-1 callable certificates. The certificates will be denominated, and distributions with respect to the certificates will be payable, in U.S. dollars, their specified currency. The class A-1 certificates and the class B-1 certificates together will represent, in the aggregate, the entire beneficial ownership interest in the assets of the trust. Only the class A-1 certificates are offered by this prospectus supplement.

THE CLASS A-1 CERTIFICATES

CERTIFICATE PRINCIPAL BALANCE
Each class A-1 certificate will have an initial certificate principal balance of $25.00. The aggregate initial certificate principal balance of all the class A-1 certificates will be $50,000,000. The certificate principal balance of a certificate is the amount that the certificate holder is entitled to receive as a distribution allocable to principal on the final distribution date or upon any earlier redemption of the AOL Time Warner debentures.

INTEREST DISTRIBUTIONS
The pass-through rate applicable to the class A-1 certificates will be 7.625% per annum. You will be entitled to distributions on your certificates allocable to interest, to the extent that funds are received on the AOL Time Warner debentures, at the pass-through rate, applied to the certificate principal balance of your class A-1 certificates.

Distributions allocable to interest will be made on the class A-1 certificates on each distribution date. The distribution dates on the class A-1 certificates will be each May 1 and November 1, beginning November 1, 2002 (or if any of those days is not a business day, the next succeeding business day). The last scheduled distribution date (the "final distribution date") will be May 1, 2032.

A "business day" is any day other than (a) a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to be closed for business, or (b) a day that is not a business day for purposes of the AOL Time Warner debentures.

On each distribution date, the trust will distribute the funds as described under "--Distributions" below. The amount allocable to your class A-1 certificates on each distribution date will be equal to the pass-through rate on your class A-1 certificates, multiplied by the certificate principal balance of your class A-1 certificates on the distribution date. The distribution made on the class A-1 certificates on each distribution date will be made to the person in whose name the certificate is registered on the related record date, which will be the 15th calendar day prior to the distribution date, whether or not a business day.

The trust will make distributions on any distribution date only to the extent it receives funds on the AOL Time Warner debentures before 1:00 p.m. on that date. If the trust receives a payment on the AOL Time Warner debentures after 1:00 p.m. on any distribution date, the trustee will use commercially reasonable efforts to make distributions on the same date. If the trust does not receive a payment on the AOL Time Warner debentures in time to make a payment on any distribution date, then, subject to the provisions discussed under "Description of the Trust Agreement--AOL Time Warner Debentures Defaults" below, the trustee will make the distribution on the first business day following the date on which it receives payment on the AOL Time Warner debentures. You will not receive any interest or other compensation in respect of any delay in payment (although your pro rata share of any interest or other compensation paid on the AOL Time Warner debentures will be passed through to you as a class A-1 certificate holder).

DESCRIPTION OF THE CERTIFICATES
--------------------------------------------------------------------------------

FORM OF CERTIFICATES; BOOK-ENTRY ISSUANCE
The class A-1 certificates will be issued in fully registered form in denominations of $25.00 and multiples of $25.00.

The class A-1 certificates will initially be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). No beneficial owner of any of these certificates will be entitled to receive a certificate representing that person's interest, except as set forth under "--Definitive Certificates" below. Unless and until definitive certificates are issued under the circumstances described below, all references to actions by holders with respect to any class A-1 certificates will refer to actions taken by DTC upon instructions from its participants. See "--Definitive Certificates" below and "Description of the Certificates--Global Securities; Holdings in Street Name" in the attached prospectus.

DEFINITIVE CERTIFICATES
Definitive certificates will be issued to you or your nominee, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the trustee that DTC is no longer willing or able to continue as depositary with respect to the class A-1 certificates and the depositor does not appoint a qualified successor within 90 days, or (b) if AOL Time Warner ceases to file Securities Exchange Act reports as described below under "--Termination of Book-Entry Registration in Connection with Suspension of Securities Exchange Act Reporting by AOL Time Warner."

Upon the occurrence of either event described in the preceding paragraph, the trustee is required to notify (i) all DTC participants with interests in the class A-1 certificates of the availability of definitive certificates through DTC and (ii) in the case of an event described in clause (b) of the preceding paragraph, DTC, of the occurrence of any such event and of the trustee's intent to make definitive certificates available. Upon surrender by DTC of the global certificates registered in the name of the nominee of DTC and receipt of instructions for re-registration, the trustee will reissue the class A-1 certificates as definitive certificates in the respective certificate principal balances specified by DTC, and thereafter the trustee will recognize the registered holders of the definitive class A-1 certificates as holders of certificates under the trust agreement. See "Description of the Certificates--Global Securities; Holdings in Street Name" in the attached prospectus.

TRADING
The depositor has applied to list the class A-1 certificates on the New York Stock Exchange. If the application is approved, trading of the class A-1 certificates on the New York Stock Exchange is expected to commence within 30 days after the initial delivery of the class A-1 certificates. Listing or quotation of the class A-1 certificates on the New York Stock Exchange will not ensure that a liquid trading market will be available for the certificates.

The class A-1 certificates are expected to trade flat. This means that any accrued and unpaid interest on the class A-1 certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the class A-1 certificates not included in the trading price.

THE CALL OPTIONS
As a condition to its initial purchase of class A-1 certificates, UBS Warburg LLC will grant to the depositor call options to purchase each of the class A-1 certificates, and as a purchaser of the class A-1 certificates, your ownership of the class A-1 certificates will be subject to those call options. After the call options are granted, the depositor will sell the call options to one or more third parties through UBS Warburg LLC, as agent. A holder of call options may exercise its options to purchase some or all of your class A-1 certificates
(a) at any time on or after June 21, 2007, or (b) at any time, whether before or after June 21, 2007, after the occurrence of (i) an AOL Time Warner debentures default,

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(ii) AOL Time Warner's announcement of, or commencement of formal solicitation of consents to, any amendment to the AOL Time Warner indenture or AOL Time Warner debentures that changes the maturity or the scheduled payment date of any principal, interest or other amount on the AOL Time Warner debentures, or reduces the principal amount of or the interest rate on the AOL Time Warner debentures, or changes the currency in which the principal or interest of the AOL Time Warner debentures is payable, or impairs the right of a holder to institute suit for the enforcement of any such payment on or after the maturity of the AOL Time Warner debentures, or (iii) the delivery by AOL Time Warner (or any third party tender offeror, in the case of a tender offer) of a notice of redemption of, tender offer for, or other unscheduled repayment on or repurchase of, some or all of the AOL Time Warner debentures held by the trust. If the trustee receives any announcement or proposal of an amendment to the AOL Time Warner indenture or a notice of a redemption of, tender offer for or other unscheduled repayment on or repurchase of any AOL Time Warner debentures, the trustee will be required to send a copy of such announcement, proposal or notice to the option agent for sending to each option holder within two business days.

In the case of any tender offer for the AOL Time Warner debentures (whether by AOL Time Warner or any third party), if any option holder exercises its call options with respect to any class A-1 certificates and class B-1 certificates, then the trustee must tender, in compliance with the tender offer requirements for the AOL Time Warner debentures, a principal amount of AOL Time Warner debentures equal to the aggregate certificate principal balance of class A-1 certificates in relation to which a notice of exercise of the related call options has been given, unless the tender offer price for the AOL Time Warner debentures is less than the call price that would be required to be paid by the holder of the call options. If fewer than all the AOL Time Warner debentures tendered by the trust are accepted for payment and paid for under the tender offer, then the number of call options deemed exercised will be reduced so that the certificate principal balance of the class A-1 certificates and the certificate notional amount of the class B-1 certificates, respectively, subject to such exercised call options corresponds to the principal amount of AOL Time Warner debentures tendered by the trust that are accepted for payment and paid for, and the call options deemed not exercised will remain outstanding. In addition, if the tender offer is terminated by AOL Time Warner or any other person making the tender offer before any AOL Time Warner debentures are accepted for payment and paid for, or if all tenders by the trust of AOL Time Warner debentures are rejected, then the notice of the exercise of the call options will be of no further force and effect, and any call options for which notice of exercise was given will be deemed not exercised and will remain outstanding. The trustee will pay the difference between the tender offer proceeds and the call price to the exercising call option holder.

The Bank of New York will execute a call option agreement with the depositor and UBS Warburg LLC pursuant to which the call options will be granted by UBS Warburg LLC to the depositor, and will act as your agent (the "option agent") with respect to the call options.

The price that an option holder must pay you to purchase your class A-1 certificates will be at least equal to the outstanding certificate principal balance of the class A-1 certificates purchased plus any accrued and unpaid interest. In addition, an option holder must also pay you an "early call premium amount" if the option holder exercises an option at any time before June 21, 2007, as a result of the delivery of a notice of redemption of, tender offer for or other unscheduled repayment on or repurchase of some or all of the AOL Time Warner debentures. The "early call premium amount" will be equal to the sum of the present values of the scheduled interest payments on the AOL Time Warner debentures (minus any portion of any scheduled interest payment included in the payment of accrued interest) due after the date the certificates are called and prior to June 21, 2007, discounted to the date the option is exercised at a benchmark U.S. Treasury security rate, plus 35 basis points. The benchmark rate will be determined by the option agent using the same methodology that the trustee for the AOL Time Warner debentures is required to use upon a redemption of the AOL Time Warner

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debentures, as set forth in the AOL Time Warner prospectus supplement, to calculate the redemption premium on the AOL Time Warner debentures.

UBS Warburg LLC as the initial purchaser of the class B-1 certificates will grant similar call options to the depositor. The call price of the call options on the class B-1 certificates will be equal to the present values of the remaining scheduled interest payments on the class B-1 certificates discounted at a yield equal to the initial pricing yield of the class B-1 certificates. After the call options are granted, the depositor will sell the call options to one or more third parties through UBS Warburg LLC, as agent.

Each purchaser of a class A-1 certificate or class B-1 certificate will be deemed, by its purchase of such certificate, to have agreed to assume the obligations of its transferor under the related call options and to appoint the option agent as its agent to act on its behalf in relation to the related call options, and the class A-1 and class B-1 certificates will bear a legend to that effect.

A holder of a call option may exercise the call option only if:

- it exercises call options with respect to equal numbers of class A-1 certificates and class B-1 certificates;

- it acquires class A-1 certificates having an aggregate certificate principal balance that is an integral multiple of $1,000;

- it gives the trustee and the option agent at least 30 days' notice of its exercise, except that it will be required to give only seven business days' notice of any exercise as a result of an AOL Time Warner debentures default or an announced amendment, redemption, tender offer or unscheduled repayment, or the commencement of formal solicitation of consents to an amendment;

- as a result of the exercise, (A) it purchases class A-1 certificates and class B-1 certificates having in each case an aggregate certificate principal balance or an aggregate notional amount, respectively, of at least $5,000,000 or, if less, the remaining aggregate certificate principal balance of the class A-1 certificates and the remaining aggregate certificate notional amount of the class B-1 certificates, and (B)(I) unless the option holder has exercised all call options held by it, the aggregate certificate principal balance of the class A-1 certificates and the aggregate certificate notional amount of the class B-1 certificates subject to call options, held by the option holder that have not been exercised is not less than $5,000,000, respectively, and (II) the remaining aggregate certificate principal balance of the class A-1 certificates and the remaining aggregate certificate notional amount of the class B-1 certificates, if greater than zero, is not less than $5,000,000, respectively.

If call options are held by two or more affiliated persons, then all options held or exercised by those affiliated persons will be treated as being held or exercised by a single option holder for purposes of the above requirements.

If a holder of call options exercises its call options, the option agent will remit the amount of the call price received to the trustee for payment to the certificate holders whose certificates are called. If call options are exercised with respect to less than all the class A-1 certificates, the class A-1 certificates to be purchased will represent a pro rata portion of the class A-1 certificates held by each certificate holder, except that purchases of a fraction of a single class A-1 certificate will not be made, and the trustee may round up or down to avoid such fractional purchases.

If a holder of call options exercises options, the trustee will automatically exchange the certificates acquired by the option holder under the options, simultaneously with the delivery of the certificates to the call option holder, for AOL Time Warner debentures with an aggregate principal amount equal to the aggregate certificate principal balance of the class A-1 certificates acquired. The called certificates will then be cancelled by the trustee, and interest at the pass-through rate will cease to accrue, without

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the need for any further action by you. If you are holding your certificates in definitive physical form, your called certificates will be cancelled without your taking any further action, but you will not receive the purchase price for your certificates until you deliver your called certificates to the trustee.

Unless the option exercise was made in connection with a tender offer, if an option holder has not paid the purchase price to the option agent by 10:00 a.m. (New York City time) on the date specified for settlement in the notice of exercise, the option holder's notice of exercise will automatically expire. If the option exercise was made in connection with a tender offer, if the trustee has not received payment of the tender price from AOL Time Warner (or another purchaser of the AOL Time Warner debentures in a tender offer, if applicable) under all of the exercised call options (or with respect to the portion of the call options deemed exercised, if less than all AOL Time Warner debentures tendered by the trustee are purchased in the tender offer) in immediately available funds, no later than 10:00 a.m. (New York City time) on the later of
(i) the date specified for settlement in the notice of exercise, or (ii) the earlier to occur of the date immediately following the date on which the tender offer is consummated or the date on which it expires unconsummated, the option holder's notice of exercise will automatically expire. In each case, upon the expiration of the holder's notice of exercise, none of the option holder, the option agent or the trustee will have an obligation with respect of the notice of exercise, and the expiration of the notice to exercise will in no way affect the option holder's right to deliver a notice to exercise at a later date.

Each holder of a call option will have the right to assign its rights under the call option in accordance with its terms to any person other than the depositor.

TERMINATION OF BOOK-ENTRY REGISTRATION IN CONNECTION WITH SUSPENSION OF SECURITIES EXCHANGE ACT REPORTING BY AOL TIME WARNER
If AOL Time Warner ceases to have a class of securities listed on a national securities exchange or held of record by 300 or more holders, it could elect to suspend its reporting requirements under the Securities Exchange Act. In that event, AOL Time Warner will no longer be required to make available under the Securities Exchange Act the public information referred to above under "Description of the AOL Time Warner Debentures--Available Information." If this happens, then, unless the trust has earlier suspended its own Securities Exchange Act reporting requirements, the class A-1 certificates will be removed from the DTC book-entry system, and definitive certificates representing the class A-1 certificates will be issued to the beneficial owners of the class A-1 certificates. In addition, the trustee will notify AOL Time Warner that the AOL Time Warner debentures are held pursuant to the trust agreement and that the holders of the certificates constitute record holders of the AOL Time Warner debentures. The issuance of definitive class A-1 certificates is intended to increase the likelihood that there will then be more than 300 holders of record of the AOL Time Warner debentures, requiring AOL Time Warner to resume filing Securities Exchange Act reports, in light of Rule 12g5-1(b)(1) under the Securities Exchange Act, which requires an issuer of underlying securities with actual knowledge that those underlying securities are held pursuant to a trust agreement to treat holders of record of certificates issued by the trust as holders of record of the underlying securities. There is, however, no certainty that the issuance of definitive certificates will cause there to be more than 300 holders of record of the AOL Time Warner debentures.

If distributing definitive class A-1 certificates does not cause AOL Time Warner to resume filing Securities Exchange Act reports, then as long as the trust is required to file reports under the Securities Exchange Act, the trust will provide, in the trust's own Securities Exchange Act reports, quarterly and annual financial statements and other information of the type required to be filed on Form 8-K under the Securities Exchange Act with respect to AOL Time Warner, to the extent the information is then available to the trust. The trustee has agreed to request this information from AOL Time Warner, but will have no duty to make any other attempts to obtain the information if it is not voluntarily

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provided by AOL Time Warner upon request. It is unlikely that AOL Time Warner will voluntarily provide such information to the trust at such time, and the liquidity of your certificates may be adversely affected by the lack of publicly available information about the financial condition and business of AOL Time Warner. See "Risk Factors" above.

DISTRIBUTIONS
On each distribution date, the trustee will distribute the funds, if any, received in respect of principal and interest on the AOL Time Warner debentures on that date (which will also be an AOL Time Warner debentures interest payment date) as follows:

- all amounts received in respect of interest shall be applied to make pro rata distributions of interest to the holders of the class A-1 certificates at the pass-through rate of 7.625% on their certificate principal balances and the holders of the class B-1 certificates at the pass-through rate of 0.075% on their certificate notional amounts;

- all amounts received in respect of principal shall be distributed to the holders of the class A-1 certificates.

REDEMPTIONS AND TENDER OFFERS
As described above under "Description of the AOL Time Warner Debentures--Optional Redemption", AOL Time Warner has the right to redeem the AOL Time Warner debentures at any time, and may make tenders for, or other unscheduled repayments on or repurchases of, the AOL Time Warner debentures. If AOL Time Warner redeems some or all of the AOL Time Warner debentures, then a corresponding portion of the certificates will be redeemed. Where there is a partial redemption of the AOL Time Warner debentures, class A-1 certificates and class B-1 certificates will be selected for redemption pro rata based on the certificate principal balance of the class A-1 certificates and the certificate notional amount of the class B-1 certificates, except that no fractional repurchases of certificates will be made. Assuming AOL Time Warner makes payments when due, on the third business day after the trustee receives the proceeds of any full or partial redemption of the AOL Time Warner debentures, the proceeds will be distributed, as between the class A-1 certificates and the class B-1 certificates selected for redemption, as follows:

- proceeds in respect of interest will be allocated to the holders of the class A-1 certificates and the class B-1 certificates pro rata based on the interest accrued but not paid through the redemption date on the certificate principal balance of the class A-1 certificates and the certificate notional amount of the class B-1 certificates, respectively.

- proceeds in respect of principal, and premium, if any, will be allocated to all holders of the class A-1 certificates.

- no amounts received in respect of principal or premium will be distributed to the holders of the class B-1 certificates.

As the holder of a class A-1 certificate that is redeemed, you will receive the following distributions in respect of such proceeds:

- a distribution of the amounts received in respect of accrued but unpaid interest at the pass-through rate of 7.625% per annum through the redemption date;

- a distribution of the amounts received in respect of principal in the amount of the certificate principal balance of the class A-1 certificate on such day; and

- a distribution of your pro rata portion of the amounts, if any, distributed to the holders of the class A-1 certificates in respect of premium on the AOL Time Warner debentures on such day.

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If the AOL Time Warner debentures are redeemed, the call option holders are likely to call the certificates to be redeemed and, as a result, to receive most or all the premium described above.

If AOL Time Warner (or another third party, in the case of a tender offer) announces its intention to tender for or otherwise make an unscheduled repayment on or repurchase of the AOL Time Warner debentures, the trustee will be required not to accept any such tender offer or unscheduled repayment or repurchase offer, except in connection with the exercise of call options, as set forth above or, if the option is not exercised, upon the unanimous vote of the class A-1 certificate holders. The holders of the call options will have the right to purchase your class A-1 certificates at a call price equal to the certificate principal balance of your class A-1 certificates plus any accrued but unpaid interest (and, if this event occurs before June 21, 2007, the "early call premium amount" described under "Description of the Certificates--The Class A-1 Certificates--The Call Options"). This "early call premium amount" may be less than the premium payable by AOL Time Warner upon a redemption of, tender for or other repurchase of the AOL Time Warner debentures.

Amounts received on the AOL Time Warner debentures on each distribution date will be sufficient to make all required distributions to holders of the certificates, in the absence of an AOL Time Warner debentures default or the incurrence of additional payment obligations by the trust. We do not expect that the trust will incur any such additional payment obligations. The holders of the certificates will only have the rights described under "Description of the Trust Agreement."

If there is an AOL Time Warner debentures default and amounts due in respect of principal on the AOL Time Warner debentures are accelerated, the provisions above regarding redemptions, tender offers or unscheduled repayments will not apply. Instead, distributions in respect of payments or property, if any, received by the trustee after the acceleration of the AOL Time Warner debentures will be made as described under "Description of the Trust Agreement--AOL Time Warner Debentures Defaults" below.

THE CLASS B-1 CERTIFICATES

The class B-1 certificates are not being offered by this prospectus supplement. The class B-1 certificates will be issued in minimum notional denominations of $25.00 and multiples of $25.00 and the aggregate certificate notional amount of all the class B-1 certificates will be $50,000,000. Each class B-1 certificate will represent the right to receive a distribution allocable to interest only, on each distribution date or on any earlier redemption date for the AOL Time Warner debentures, at the pass-through rate of 0.075% per annum on the outstanding certificate notional amount. The holders of the class B-1 certificates will not be entitled to receive any distributions allocable to principal or premium. See "Description of the Certificates--Stripped Certificates" in the attached prospectus. If call options are exercised with respect to less than all the class B-1 certificates, the class B-1 certificates to be purchased will represent a pro rata portion of the class B-1 certificates held by each certificate holder. Purchases of a fraction of a single class B-1 certificate will not be permitted.

The final distribution date on the class B-1 certificates will be the same as the final distribution date on the class A-1 certificates.

The right of the holders of the class B-1 certificates to receive distributions allocable to interest will rank pari passu with the right of the class A-1 certificates to receive distributions allocable to interest.

The class B-1 certificates will initially be issued to the depositor. The depositor will sell the class B-1 certificates to UBS Warburg LLC, which intends to sell them privately to one or more investors in accordance with the restrictions contained in the trust agreement. The class B-1 certificates will be subject to call options substantially similar to the call options on the class A-1 certificates.

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VOTING RIGHTS

At all times, the outstanding class A-1 certificates will bear all of the voting rights applicable to all the certificates; the outstanding class B-1 certificates will not have any voting rights, except with respect to any amendment to the trust agreement that would materially adversely affect the holders of the class B-1 certificates, which must be approved by class B-1 certificate holders holding a majority of the voting rights of the class B-1 certificates.

Each class A-1 certificate of $25.00 in certificate principal balance will bear one vote. For the limited purpose of approving amendments to the trust agreement that would materially adversely affect the class B-1 certificates, each class B-1 certificate of $25.00 in certificate notional amount will bear one vote. Class A-1 certificate holders have no right to waive compliance by the depositor or the trustee with any restrictive provision of the trust agreement or to waive any default under the trust agreement.

A certificate will be considered "outstanding" so long as it is held by any person other than (and is not pledged to) the depositor, the trustee (in its individual capacity) or any of their respective affiliates.

ADDITIONAL AOL TIME WARNER DEBENTURES

From time to time, the trust may acquire additional AOL Time Warner debentures in a principal amount of not less than $5,000,000, in which case additional class A-1 certificates and class B-1 certificates will be issued in the same relative proportions as the class A-1 certificates and class B-1 certificates issued on the closing date. These new certificates will have an aggregate certificate principal balance or certificate notional amount, as applicable, equal to 100% of the principal amount of the additional AOL Time Warner debentures. Any additional certificates issued will have the same priority, right to payments and voting rights as the certificates of the same class issued on the closing date, and any additional certificates will be subject to call options on the same terms as the call options described in this prospectus supplement.

The depositor will agree that if it does cause the trust to issue additional certificates, the depositor will either resell the call options on the new certificates to the same entities that then hold the call options on the existing certificates, and in the same proportions as those entities hold the existing call options, or to any other persons that are designated by those entities, or the depositor will ensure that the issuance of the new certificates and the related options will not affect the right of the existing option holders to exercise their options at any time as described under "--The Call Options" above.

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Description of the Trust Agreement

GENERAL

The certificates will be issued pursuant to the trust agreement to be dated as of June 21, 2002, between the depositor and The Bank of New York, as trustee and option agent, a form of which is filed as an exhibit to the registration statement of which the attached prospectus forms a part. A current report on Form 8-K containing a copy of the trust agreement as executed will be filed by the trustee with the SEC following the closing date. The assets of the trust created under the trust agreement will consist of:

- the AOL Time Warner debentures (exclusive of interest accrued from and including April 8, 2002, to but excluding the closing date, which has been retained by the depositor);

- all payments on or collections in respect of the AOL Time Warner debentures due after the closing date; and

- any other proceeds of the AOL Time Warner debentures.

You should refer to the attached prospectus for additional important information regarding the trust, the trust agreement and the certificates. The material terms of the trust agreement are summarized below and in the attached prospectus. These summaries are not complete and are subject to the detailed provisions contained in the trust agreement. You should refer to the form of trust agreement in order to obtain a full understanding of its provisions.

CERTAIN PAYMENTS TO THE DEPOSITOR

The interest accrued on the AOL Time Warner debentures from and including April 8, 2002, to but excluding the closing date will be retained by the depositor and will not be transferred to the trust with the AOL Time Warner debentures. On November 1, 2002, the trustee will pay the accrued interest to the depositor to the extent received from AOL Time Warner.

THE TRUSTEE

The Bank of New York, a New York banking corporation, will act as trustee of the trust and as option agent. The trustee's corporate trust offices are located at 5 Penn Plaza, New York, New York 10001 and its telephone number is 212-896-7110.

The trust agreement will provide that the trustee and its directors, officers, employees and agents will be indemnified by the depositor as described in the attached prospectus under "Description of the Trust Agreement--Matters Regarding the Trustee." However, the depositor is not required to reimburse any expense or indemnify the trustee against any loss, liability or expense that is incurred by the trustee through the trustee's own negligent action, the trustee's own negligent failure to act or willful misconduct, or bad faith in the performance of the trustee's duties under the trust agreement.

Except as described below under "--AOL Time Warner Debentures Defaults", the trustee's fees and expenses will all be paid by the depositor pursuant to a separate agreement between the depositor and the trustee. UBS Americas, Inc., the depositor's parent, has agreed to indemnify the trustee for any losses arising from the failure of the depositor to make payments to the trustee when due under the separate agreement. Failure by the depositor (or UBS Americas, Inc. as indemnitor) to pay, reimburse or indemnify the trustee will not entitle the trustee to any payment, reimbursement or indemnification from the trust. Except as described below under "--AOL Time Warner Debentures Defaults," any unpaid, unreimbursed or unindemnified amounts will not be borne by the trust and will not constitute a claim against the trust.

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AOL TIME WARNER DEBENTURES DEFAULTS

If there is an event of default on any AOL Time Warner debentures, the trustee will give notice to the registered holders of the class A-1 certificates and to the option agent within five business days after the trustee has actual knowledge of the default. The notice will identify the AOL Time Warner debentures, and will set forth (a) the date and nature of the default, (b) the amount of the interest, principal or premium in default, if such default is a payment default, and (c) any other information that the trustee may deem appropriate.

If there is a default on the AOL Time Warner debentures, the trustee has agreed to proceed against AOL Time Warner on behalf of the certificate holders to enforce the AOL Time Warner debentures or otherwise to protect the interests of the certificate holders (including, in the trustee's discretion, voting to accelerate the AOL Time Warner debentures). The trustee is entitled to indemnification for so proceeding under the indemnity granted to the trustee by the depositor in the trust agreement, which is guaranteed by UBS Americas, Inc. In addition, under the trust agreement, the trustee will be entitled to recover its reasonable expenses of proceeding against AOL Time Warner out of the proceeds of trust assets.

Notwithstanding the duty of the Trustee to enforce the AOL Time Warner debentures or otherwise protect the interests of certificate holders after an AOL Time Warner debentures default, the holders of the class A-1 certificates representing a majority of the voting rights on the class A-1 certificates will be entitled to direct the trustee in any such proceeding, subject to the trustee's receipt of satisfactory indemnity, including instructing the trustee to stop proceeding against AOL Time Warner and to sell the AOL Time Warner debentures instead.

METHOD OF LIQUIDATION
If following an AOL Time Warner debentures default, the trustee receives any money or other property in respect of the AOL Time Warner debentures (including from the sale of the AOL Time Warner debentures), or actual notice that money or other property will be received, the trustee will promptly give notice to the registered holders of the class A-1 certificates that are then outstanding and unpaid, and to the option agent. The notice will state that, not later than 30 days after the receipt of the money or other property, the trustee will allocate and distribute the money or other property to the holders of the class A-1 certificates pro rata by certificate principal balance (after deducting the costs incurred in connection therewith). The trustee will make this distribution after payment of any payment obligations of the trust.

Any property other than cash received in respect of the AOL Time Warner debentures will be distributed in kind, except that property will be liquidated by the trustee, and the proceeds distributed in cash, to the extent necessary to avoid distribution of fractional securities or other fractional property to the class A-1 certificate holders.

If a default under the AOL Time Warner indenture occurs and is continuing and if the trustee is so directed by holders representing a majority of the voting rights of the outstanding class A-1 certificates, the trustee will vote the AOL Time Warner debentures in favor of directing, or take other action as may be appropriate to direct, the trustee of the AOL Time Warner debentures to accelerate the AOL Time Warner debentures by declaring the unpaid principal amount of the AOL Time Warner debentures and any accrued and unpaid interest on the AOL Time Warner debentures to be due and payable.

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LIMITATION ON RIGHTS OF ACTION

A holder of a class A-1 certificate will have the right to institute a proceeding against AOL Time Warner with respect to the AOL Time Warner debentures only if:

- the holder previously has given to the trustee written notice of a continuing breach of the AOL Time Warner debentures;

- the holder or holders of certificates evidencing not less than 25% of the outstanding class A-1 certificates have requested in writing that the trustee institute the proceeding in its own name as trustee;

- the trustee has for 15 days not instituted the proceeding; and

- no direction inconsistent with the written request has been given to the trustee during the 15-day period by the holders certificates evidencing a majority of the outstanding class A-1 certificates.

The trustee will not be required to take any action unless the holder or holders of class A-1 certificates have offered the trustee reasonable indemnity for its costs, expenses and liabilities.

VOTING OF AOL TIME WARNER DEBENTURES; MODIFICATION OF AOL TIME WARNER INDENTURE

Except as described below, other than after the occurrence and during the continuation of an AOL Time Warner debentures default, the trustee has agreed not to consent to any amendment, modification or supplement to the AOL Time Warner debentures, or any solicitation for any other action.

If the trustee receives a request from DTC, the AOL Time Warner debentures trustee or AOL Time Warner for its consent to any amendment, modification or waiver of the AOL Time Warner debentures, the AOL Time Warner indenture or any other documents relating to the AOL Time Warner debentures, or receives any other solicitation for any action with respect to the AOL Time Warner debentures, the trustee will mail notice of the proposed amendment, modification, waiver or solicitation to each holder of a call option on the class A-1 certificates and, ten (10) business days after notice is mailed to holders of those call options, to each Class A-1 certificate holder of record, as of that date. The trustee will request instructions from the class A-1 certificate holders as to whether or not to consent to or vote to accept the amendment, modification, waiver, or solicitation, and will vote a principal amount of the AOL Time Warner debentures equal to the certificate principal balance of the class A-1 certificates whose holders have given the trustee instructions to vote ("pass-through voting"). Provided that no holder of a call option on the class A-1 certificates has given notice of its exercise of the call option and has paid the purchase price within such ten (10) business day period, the trustee will consent or vote, or refrain from consenting or voting, in the proportion in which the class A-1 certificate holders instruct the trustee to vote as of the date determined by the trustee prior to the date on which the consent or vote is required. However, if the holder of any call option on the class A-1 certificates has given notice of its exercise of the call option and has paid the purchase price, the trustee will vote a corresponding proportion of the AOL Time Warner debentures as directed by the call option holder, and not as directed by the applicable class A-1 certificate holders.

Notwithstanding anything to the contrary in this prospectus supplement, the trustee will at no time vote or consent to any matter:

- unless the vote or consent would not, based on an opinion of counsel, adversely affect the intended classification of the trust as a grantor trust for federal income tax purposes;

- that would amend the AOL Time Warner indenture or AOL Time Warner debentures to alter the timing or amount of any payment on the AOL Time Warner debentures, except at the direction of the holders of all the outstanding class A-1 certificates or, if and to the extent that the holder of any

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DESCRIPTION OF THE TRUST AGREEMENT
--------------------------------------------------------------------------------

  call options on the class A-1 certificates has given notice of its exercise of call options and has paid the purchase price, of that call option holder; or

- that would result in the exchange or substitution of any of the outstanding AOL Time Warner debentures pursuant to a plan for the refunding or refinancing of such AOL Time Warner debentures, except at the direction of the holders of all the outstanding class A-1 certificates or, if and to the extent that the holder of any call options on the class A-1 certificates has given notice of its exercise of call options and has paid the purchase price, of that call option holder.

If an offer is made by AOL Time Warner to issue new obligations in exchange and substitution for any of the AOL Time Warner debentures, pursuant to a plan for the refunding or refinancing of the AOL Time Warner debentures, or any other offer is made for the AOL Time Warner debentures, the trustee will notify the holders of the call options on the class A-1 certificates. If any option holder on the class A-1 certificates exercises its call options, then the trustee must act in accordance with the option holder's instructions. If the holders of the call options on the class A-1 certificates do not exercise their call options within ten (10) business days after notice is mailed to holders of call options, the trustee will notify the registered holders of the class A-1 certificates and must reject the offer unless directed to accept it by holders of 100% of the outstanding class A-1 certificates in which case the trustee will accept the offer provided that the trustee has received an opinion of counsel to the effect that any such exchange will not (i) adversely affect the intended classification of the trust as a grantor trust for federal income tax purposes, or (ii) result in a deemed exchange of the AOL Time Warner debentures or the certificates for federal income tax purposes. If and to the extent that call options have been exercised in connection with the tender offer, the trustee will be required to tender AOL Time Warner debentures, as described under "Description of the Certificates--The Class A-1 Certificates--The Call Options" above.

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United States Federal Income Tax Consequences

The following is a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the certificates by an initial holder of certificates. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), as well as Treasury regulations and administrative and judicial rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this section.

The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it generally addresses only tax issues relevant to original purchasers of the certificates at the initial offering price who are beneficial owners of the certificates. The discussion assumes that the certificates are held as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code. The discussion does not address various possible tax considerations that may be relevant to investors subject to special rules, such as investors that are regulated investment companies, banks, insurance companies, tax-exempt organizations, dealers in securities or currencies, mutual funds, REITs, cash method taxpayers, S corporations, estates and trusts, investors that hold the certificates as part of a hedging, straddle or integrated or conversion transaction, investors that hold certificates as part of a conduit arrangement subject to regulations issued pursuant to section 7701(l) of the Internal Revenue Code, or investors whose functional currency is not the United States dollar. In addition, this discussion does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a certificate holder, and does not address investors that are not "United States persons" (as defined below), except to the extent expressly discussed below under "--Foreign Certificate Holders."

You should consult your tax advisor to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the certificates.

The following assumes that the AOL Time Warner debentures are treated as debt for federal income tax purposes.

TAX CLASSIFICATION OF THE TRUST

CLASSIFICATION OF THE TRUST
Sidley Austin Brown & Wood LLP, special federal tax counsel to the depositor and the trust, has delivered an opinion to the effect that, for United States federal income tax purposes, the trust will not be classified as an association or publicly traded partnership taxable as a corporation. Although the classification of the trust is not free from doubt, pursuant to the trust agreement the trustee and the holders will treat the trust as a grantor trust for federal income tax purposes. If the trust is treated as a grantor trust, the holder of a certificate will be treated as the owner of a pro rata undivided interest in the trust assets subject to the call option. Information returns or reports sent to certificate holders and the IRS will be based on the trust being classified as a grantor trust for federal income tax purposes in the absence of statutory or authoritative judicial or regulatory clarification or change to the contrary. As a grantor trust, the trust will not be subject to federal income tax, and each certificate holder will be subject to federal income taxation as if it owned directly the portion of the trust assets allocable to the certificates, and as if it paid directly its share of expenses, if any, paid by the trust.

You should be aware that no rulings have been sought from the IRS with respect to the classification of the trust and that opinions of counsel are not binding on the IRS or the courts. Accordingly, there can be no absolute assurance that the IRS will agree that the trust should be treated as a grantor trust.

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UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
--------------------------------------------------------------------------------

POSSIBLE RECHARACTERIZATION OF THE TRUST AS A PARTNERSHIP
If the trust were classified as a partnership, rather than as a grantor trust, the trust would not be subject to federal income tax and certificate holders would be treated as owning partnership interests rather than as owning direct interests in the trust assets. Each item of income, gain, loss and deduction generated as a result of the ownership of the AOL Time Warner debentures by the trust would be passed through to the certificate holders as the partners of the partnership according to their respective interests therein. The amount of income reportable by the certificate holders as partners in such partnership could differ from the amount of income reportable by the certificate holders as holders of an interest in a grantor trust. In addition, characterization of the trust as a partnership for federal income tax purposes may also have adverse state or local tax consequences for certificate holders. Certificate holders should consult their own tax advisors regarding the effect that any recharacterization may have upon them.

The trust agreement will provide that if the trust is classified as a partnership for federal income tax purposes, the trust will make an election under section 761 of the Internal Revenue Code to be excluded from the provisions of Subchapter K of the Internal Revenue Code governing the treatment of partnerships. If the trust makes an effective election out of Subchapter K of the Internal Revenue Code, the treatment of certificate holders will be similar whether the trust is classified as a grantor trust or a partnership. However, the eligibility of the trust to make the election is not free from doubt.

The remainder of this discussion assumes that the trust is properly classified as a grantor trust or that, if it were to be reclassified as a partnership its election to be excluded from Subchapter K of the Internal Revenue Code would be effective.

INCOME OF U.S. CERTIFICATE HOLDERS
For federal income tax purposes, the class A-1 certificates represent a pro rata undivided interest in the principal and a portion of the interest payable on the AOL Time Warner debentures, subject to the call option. Although not entirely clear, it appears that these two positions may, at the election of the taxpayer, be integrated and treated as a single "synthetic" debt instrument under Treasury Regulation Section 1.1275-6. The terms of the certificates require each initial certificate holder to make an integration election with respect to the certificates and to therefore treat the certificates as a single "synthetic" debt instrument for all U.S. federal income tax purposes. The only action an initial certificate holder needs to take in order to make an integration election is for it to retain in its books and records certain information with respect to the integration election that will be sent to each initial certificate holder along with the confirmation of the certificate holder's purchase of the certificates. The terms of the certificates do not require a secondary purchaser of certificates to make an integration election and thus such a purchaser should consult with its tax advisor as to whether it should make an integration election with respect to its certificates.

For a taxpayer that takes all steps necessary to make the election effective, under the rules applicable to synthetic debt instruments, neither the interest in the AOL Time Warner debentures nor the call option would be generally subject to the rules that would apply on a separate basis to each component. One consequence of such an election is that the taxpayer would be required to report income on the class A-1 certificates under the accrual method of accounting, regardless of the method that the taxpayer generally uses. If no effective election is made, the tax treatment of the components would be determined separately. Nevertheless, the difference between treating the class A-1 certificates as evidencing ownership of an integrated, synthetic debt instrument rather than as the ownership of two separate component positions is not anticipated to be material. Certificate holders are urged to consult their own tax advisors regarding the foregoing.

To the extent that the principal amount of a class A-1 certificate exceeds the certificate's purchase price by more than a de minimus amount, the holder's interest therein will be treated as purchased with

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
--------------------------------------------------------------------------------

"original issue discount." See the discussion below under "Interest Income and Original Issue Discount." Conversely, to the extent that the purchase price of a class A-1 certificate exceeds the certificate's principal amount, the holder's interest therein will be treated as purchased with "bond premium," which may be amortized based on a constant yield method over the remaining term of the synthetic debt instrument. See the discussion below under "Bond Premium."

Interest Income and Original Issue Discount. The class A-1 certificates represent, in part, an undivided interest in the principal payable on the AOL Time Warner debentures and a portion of the interest amount of the AOL Time Warner debentures. In effect, a portion of the interest on the AOL Time Warner debentures has been "stripped" off the AOL Time Warner debentures. Pursuant to the tax rules applicable to stripped debt obligations, on each date a certificate is purchased, the security backing the class A-1 certificate would be treated as newly issued, evidencing the ownership of an interest in a newly issued debt instrument that may have original issue discount. For federal income tax information reporting purposes, based on the foregoing, each certificate holder will be required to report on its federal income tax return, its share of interest income earned by the trust with respect to the AOL Time Warner debentures. If, however, the IRS were to challenge this position successfully, the class A-1 certificates would represent an interest in securities having original issue discount.

The original issue discount on a certificate will be the excess, if any, of the certificate's principal amount over its purchase price. Any purchaser who purchases a certificate at more than a de minimis amount of discount would be required to accrue income on the certificate based on a constant yield method without regard to the receipt of cash.

Bond Premium. If a certificate holder is treated as acquiring a class A-1 certificate at a premium, which is a price in excess of the certificate's principal amount, such premium will be amortizable by the holder as an offset to interest income (with a corresponding reduction in the certificate holder's basis). The certificate holder may elect under section 171 of the Internal Revenue Code to amortize the portion of the premium allocable to the certificate using a constant yield method over the term of such certificate. Any such election will also apply to all debt instruments held by the certificate holder during the year in which the election is made and to all debt instruments acquired thereafter.

MODIFICATION OR EXCHANGE OF TRUST ASSETS
Depending upon the circumstances, it is possible that a modification of the terms of the trust assets, or a substitution of other assets for the trust assets following a default on the trust assets, would be a taxable event to certificate holders on which they would recognize gain or loss.

TREATMENT OF THE TRUST'S FEES AND EXPENSES
All of the trust's fees and expenses will be paid by the depositor. Therefore, the trust intends to take the position that the payment of such fees and expenses should not cause a certificate holder to recognize any items of income or deduction for federal income tax purposes. However, if the payment of such fees and expenses is regarded as paid for the benefit of the certificate holders, certificate holders may be required to recognize additional gross income based on their proportionate share of such fees and expenses. A certificate holder will generally be entitled to deduct, consistent with its method of accounting, its share of such fees and expenses paid or incurred by the trust as provided in section 162 or 212 of the Internal Revenue Code. If a certificate holder is an individual, estate, trust or pass-through entity that has partners that are individuals, the deduction for his or her share of fees will be a miscellaneous itemized deduction that may be disallowed in part or in whole for purposes of the regular income tax or the alternative minimum tax.

PURCHASE AND SALE OF A CERTIFICATE
If a certificate is sold or exchanged, including pursuant to the exercise of the call option, gain or loss will be recognized equal to the difference between the amount realized from the sale or exchange and

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
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
--------------------------------------------------------------------------------

the certificate holder's adjusted tax basis in its certificate. A certificate holder's adjusted tax basis in a certificate generally will equal the cost of the certificate, increased by any amounts of undistributed taxable income recognized by a certificate holder (for example original issue discount) and reduced by any amortizable premium and any payments other than payments of interest on a trust asset made on the certificate. Any gain or loss recognized on the sale or exchange of a certificate will generally be long-term capital gain or loss if the certificate had been held at the time of disposition for more than one year and if the certificate holder made the integration election described above with respect to its certificates. Otherwise, any such gain or loss would likely be short-term capital gain or loss.

INFORMATION REPORTING AND BACKUP WITHHOLDING
Payments made on the certificates and proceeds from the sale of the certificates will not be subject to "backup" withholding tax unless, in general, the certificate holder fails to comply with specified identification procedures and is not an exempt recipient under applicable provisions of the Internal Revenue Code. In general, such payments will be subject to information reporting unless the certificate holder is an exempt recipient or otherwise establishes an exemption by complying with the specified identification procedures under applicable provisions of the Internal Revenue Code. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against your federal income tax liability, provided that the required information is furnished to the IRS.

Subsequent certificate holders should be aware that information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to initial certificate holders that bought their certificates at the representative initial offering price used in preparing the reports.

FOREIGN CERTIFICATE HOLDERS
A "foreign certificate holder" is any certificate holder that is not a "United States person." A "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any of its political subdivisions, an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, or a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States fiduciaries have the authority to control all of its substantial decisions.

A foreign certificate holder who is holding a certificate on its own behalf will generally not be subject to United States federal withholding taxes on payments made on a certificate, unless such foreign certificate holder is a direct or indirect 10% or greater shareholder of AOL Time Warner or a controlled foreign corporation related to AOL Time Warner. To establish an exemption from withholding, a foreign certificate holder must certify under the penalties of perjury that it is not a United States person and provide certain information specified under the Treasury regulations, including its name, address and taxpayer identification number, if any. Foreign certificate holders are urged to consult their own tax advisors concerning the application of the certification requirements with respect to the Treasury regulations.

STATE AND OTHER TAX CONSEQUENCES
In addition to the federal income tax consequences described above, certificate holders should consider the state, local and foreign tax consequences of the acquisition, ownership and disposition of the certificates. State, local and foreign tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax law of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to such matters.

                                                                           S- 41
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ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code impose various requirements on "employee benefit plans" (as defined in section 3(3) of ERISA), "plans" (as defined in section 4975(e)(1) of the Internal Revenue Code, other than a governmental or church plan described in section 4975(g)(2) or (3) of the Internal Revenue Code) (each, a "plan") and on persons that are fiduciaries with respect to plans in connection with the investment of the assets of a plan. For purposes of this discussion, plans may include individual retirement accounts and annuities, Keogh plans and separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other plans are invested.

Governmental plans and, if they have not made an election under section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the certificates without regard to the considerations described below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a plan, including investment prudence and diversification and compliance with the investing plan's governing documents. Section 406 of ERISA and section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a plan and a "party in interest" (as defined in section 3(14) of ERISA) or a "disqualified person" (as defined in section 4975(e)(2) of the Internal Revenue Code) with respect to that plan, unless a statutory or administrative exemption exists. Parties in interest or disqualified persons that participate in a prohibited transaction may be subject to an excise tax imposed under section 4975 of the Internal Revenue Code or a penalty imposed under section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected plan for any losses realized by that plan or profits realized by those persons. In addition, if the owner or beneficiary of an individual retirement account engages in a prohibited transaction, the individual retirement account may be disqualified, which would result in adverse tax consequences to the owner or beneficiary of the account.

PLAN ASSET REGULATIONS

A plan's investment in the certificates may cause the underlying assets of the trust to be deemed assets of that plan. Section 2510.3-101 of the Department of Labor regulations (the "plan asset regulations") provides that when a plan acquires an "equity interest" in an entity, the assets of that plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. The plan asset regulations contain an exception from such plan asset rules if the security acquired by the plan is a "publicly offered security." A "publicly offered security" is defined as a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934. It is anticipated that the class A-1 certificates will meet the criteria of the "publicly offered securities" exception and therefore plans can generally purchase the class A-1 certificates. There are no restrictions imposed on the transfer of class A-1 certificates; the class A-1 certificates are registered under Section 12(b) of the Securities Exchange Act of 1934; and the underwriters expect (although no assurance can be given) that the class A-1 certificates will be held by at least 100 beneficial owners at the conclusion of the offering. If the assets included in the trust are deemed to be plan assets, then any party exercising management or

S- 42
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ERISA CONSIDERATIONS
--------------------------------------------------------------------------------

discretionary control regarding those assets, such as the trustee, or affiliates of any of these parties, may be deemed to be a fiduciary with respect to the investing plan and subject to the fiduciary responsibility provisions of ERISA. If the assets included in the trust are plan assets, then the operation of the trust may involve prohibited transactions under ERISA or the Internal Revenue Code. If you are the fiduciary of a plan, you should consult your counsel before purchasing any certificates.

PROHIBITED TRANSACTION EXEMPTIONS

In addition, regardless of whether the AOL Time Warner debentures of the trust are plan assets, the acquisition or holding of certificates by or on behalf of a plan could give rise to a prohibited transaction if the depositor, the underwriters, the trustee or one of their affiliates is or becomes a party in interest or disqualified person with respect to an investing plan. Plans maintained or contributed to by the depositor, underwriters, trustee, and the trustee of the AOL Time Warner debentures, or any of their affiliates, should not acquire or hold any certificate.

If you are a plan fiduciary, then, in connection with your decision whether to purchase any of the class A-1 certificates on behalf of a plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the Department of Labor:

- Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving plans and broker-dealers, reporting dealers and banks;

- Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and parties in interest or disqualified persons;

- Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and parties in interest or disqualified persons;

- Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a plan by a "qualified professional asset manager;"

- Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and parties in interest or disqualified persons; and

- Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of a plan by an "in-house asset manager."

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a plan in class A-1 certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

In any event, a fiduciary or other person investing plan assets of any plan should not purchase any certificate if the depositor, the underwriters, the trustee, or the AOL Time Warner debentures trustee, or any of their affiliates, either (a) has investment discretion with respect to the investment of such assets or (b) has authority or responsibility to give or regularly gives investment advice with respect to such assets, for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA with respect to the plan and any such purchase might result in a non-exempt prohibited transaction under ERISA or section 4975 of the Internal Revenue Code.

By acquiring and holding a class A-1 certificate, a plan will be deemed to have represented and warranted to the depositor, the trustee, and the underwriters that the acquisition and holding of a class A-1 certificate does not involve a non-exempt prohibited transaction with respect to the plan.

                                                                           S- 43
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ERISA CONSIDERATIONS
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INSURANCE COMPANY GENERAL ACCOUNTS

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not plan assets. A Department of Labor regulation issued under section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets are plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be plan assets.

Any assets of an insurance company general account which support insurance policies issued to a plan after December 31, 1998, or issued to a plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under section 401(c) of ERISA, may be treated as plan assets. In addition, because section 401(c) of ERISA and the regulation issued under section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as plan assets, invested in the separate account. If you are an insurance company contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

If you are a fiduciary for a plan and you intend to purchase class A-1 certificates on behalf of or with assets of that plan, you should consider your general fiduciary obligations under ERISA and consult with your legal counsel as to the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of any prohibited transaction exemption in connection with that investment.

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Supplemental Plan of Distribution

Subject to the terms and conditions set forth in the underwriting agreement, dated June 14, 2002 (the "underwriting agreement"), the depositor has agreed to sell and each of UBS Warburg LLC, an affiliate of the depositor, and RBC Dain Rauscher Inc. (the "underwriters"), has severally agreed to purchase, the aggregate certificate principal balance of class A-1 certificates set forth opposite its name below.

                                                              AGGREGATE CERTIFICATE
                                                               PRINCIPAL BALANCE OF
UNDERWRITERS                                                  CLASS A-1 CERTIFICATES
------------                                                  ----------------------
UBS Warburg LLC.............................................  $          42,500,000
RBC Dain Rauscher Inc. .....................................              7,500,000
                                                              ---------------------
Total.......................................................  $          50,000,000

The underwriters will purchase the class A-1 certificates from the depositor at a price equal to $24.2125 per class A-1 certificate. To facilitate the initial issuance of the call options on the class A-1 certificates, UBS Warburg LLC will purchase all the class A-1 certificates from the depositor, and immediately resell the aggregate certificate principal balance of class A-1 certificates set forth opposite the name of RBC Dain Rauscher in the table above, subject to the call options, to RBC Dain Rauscher at the same price.

The underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the class A-1 certificates if any of the class A-1 certificates are purchased.

The depositor has been advised by the underwriters that they propose to offer the certificates from time to time in negotiated transactions or otherwise at a fixed price of $25.00. The underwriters may effect these transactions by selling certificates to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of certificates for whom they may act as agent. The underwriters and any dealers that participate with the underwriters in the distribution of certificates may also be deemed to be underwriters, and any profit on the resale of certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act.

The depositor has applied to list the class A-1 certificates on the New York Stock Exchange. If the application is approved, trading of the class A-1 certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the certificates.

The underwriting agreement provides that the depositor will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or will contribute to any payments the underwriters may be required to make in respect of such liabilities. In the future, UBS Warburg LLC, or one or more of its affiliates may repurchase and resell the offered certificates in secondary market transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. However, neither UBS Warburg LLC nor any other affiliate of the depositor is obligated to make a secondary market in the certificates, or to continue secondary market activities once started. No assurance can be given as to the liquidity or trading market for the certificates. For more information about the plan of distribution, see "Plan of Distribution" in the attached prospectus.

Ratings

It is a condition to the issuance of the class A-1 certificates that the class A-1 certificates be rated not lower than Baa1 by Moody's and BBB+ by Standard & Poor's. The ratings address the likelihood that the holders of the class A-1 certificates will receive payments of principal equal to the certificate

RATINGS
--------------------------------------------------------------------------------

principal balance and payments of interest at the pass-through rate applicable to the class A-1 certificates, and are based primarily on the credit quality of the AOL Time Warner debentures, as well as on the relative priorities of each class of the certificates with respect to collections and losses with respect to the trust assets. The ratings on the certificates do not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the trust assets, the probability that call options will be exercised, or the corresponding effect of those events on the yield to investors.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. We cannot assure you that the rating will not be lowered or withdrawn entirely by the rating agency in the future, which may adversely affect the value of your certificates.

The depositor has not requested a rating on the certificates by any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates by Moody's and Standard & Poor's.

Legal Opinions

The validity of the certificates and their federal income tax status have been passed upon for the depositor and the trust by Sidley Austin Brown & Wood LLP, New York, New York.

--------------------------------------------------------------------------------

Index of Defined Terms

The following is an index of defined terms used in this prospectus supplement and the page where each definition appears.

DEFINED TERMS                                                    PAGE
------------------------------------------------------------------------
AOL Time Warner.............................................         S-4
AOL Time Warner debentures..................................    S-4, S-7
AOL Time Warner indenture...................................         S-5
AOL Time Warner prospectus..................................        S-20
AOL Time Warner prospectus supplement.......................        S-20
business day................................................        S-26
certificates................................................         S-2
class A-1 certificates......................................         S-2
class B-1 certificates......................................         S-2
closing date................................................         S-7
DTC.........................................................        S-27
early call premium amount...................................  S-10, S-28
ERISA.......................................................  S-14, S-42
final distribution date.....................................   S-8, S-26
Moody's.....................................................         S-4
option agent................................................  S-10, S-28
pass-through voting.........................................        S-36
plan........................................................  S-14, S-42
plan asset regulations......................................        S-42
SEC.........................................................         S-1
Securities Act..............................................         S-1
Securities Exchange Act.....................................         S-1
specified currency..........................................         S-3
Standard & Poor's...........................................         S-4
underwriters................................................        S-45
underwriting agreement......................................        S-45

YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.